                                                                     EXHIBIT 4.4

DATED                           28th February                               1997
--------------------------------------------------------------------------------



                            SHARE PURCHASE AGREEMENT


                                 DR RICHARD KAY                (1)

                                       AND

                                    JANET KAY

                        PAREXEL INTERNATIONAL CORPORATION      (2)








                     SHEFFIELD STATISTICAL SERVICES LIMITED








                                 LAWRENCE GRAHAM
                                   190 Strand
                                 London WC2R 1JN
                               Tel: 0171-379 0000
                               Fax: 0171-379 6854
                                 Ref: 0436403.01


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                                    CONTENTS
                                    --------

No.          Heading                                                    Page
---          -------                                                    ----

1.           DEFINITIONS                                                   1

2.           THE SHARES                                                    9

3.           REPAYMENT BY VENDORS AND THE COMPANY                         10

4.           COMPLETION                                                   10

5.           WARRANTIES                                                   12

6.           TAX INDEMNITIES                                              14

7.           COMPLIANCE WITH US LAW                                       14

8.           RESTRICTIVE COVENANTS                                        16

9.           PENSION SCHEME                                               18

10.          GENERAL PROVISIONS                                           18

11.          ANNOUNCEMENTS                                                18

12.          NOTICES                                                      19

13.          GOVERNING LAW AND JURISDICTION                               19

THE FIRST SCHEDULE  PARTICULARS OF THE VENDORS                            20

THE SECOND SCHEDULE  BASIC INFORMATION CONCERNING THE COMPANY             21

THE THIRD SCHEDULE  PARTICULARS OF SUBSIDIARIES                           22

THE FOURTH SCHEDULE  PROPERTY                                             23

THE FIFTH SCHEDULE  PROVISIONS AFFECTING THE PENSION SCHEME               24

THE SIXTH SCHEDULE  WARRANTIES AND REPRESENTATIONS CLAUSE: 6              25

SEVENTH SCHEDULE  TAX INDEMNITIES: CLAUSE 7                               66

NINTH SCHEDULE                                                            71

THIS AGREEMENT is made the 28th day of February 1997

BETWEEN:

(1) THE SEVERAL PERSONS whose names and addresses are set out in Column (1) of the First Schedule hereto ("the Vendors")

(2) PAREXEL INTERNATIONAL CORPORATION whose principal place of business is at 195 West Street, Waltham, Massachusetts 02154, USA ("the Purchaser")

WHEREAS

(A) Sheffield Statistical Services Limited ("the Company") has an authorised and issued share capital particulars whereof together with other details are set out in the Second Schedule hereto.

(B) The Vendors are the beneficial owners of or are otherwise able to procure the transfer of the numbers of shares of the Company specified in Column
     (2) of the First Schedule hereto opposite their respective names such numbers of shares together comprising all the issued and allotted shares of the Company.

(C) The Vendors are desirous of selling and the Purchaser is willing to purchase the Shares (as hereinafter defined) on the terms and subject to the conditions hereinafter contained.

(D) Particulars of the companies which at the date hereof are subsidiaries of the Company are set out in the Third Schedule.

NOW IT IS HEREBY AGREED as follows:-

1.   DEFINITIONS

1.1 In this Agreement and the Schedules hereto the following expressions shall unless the context otherwise requires have the meanings following:-

     "the Accounts"                     the audited balance sheet as at the
                                        Balance Sheet Date and audited profit
                                        and loss account for the year ended on
                                        the Balance Sheet Date of the Company
                                        and the directors report and notes in
                                        relation thereto;

     "Associate"                        any person or company who is a connected
                                        person as that expression is defined by
                                        Section 839 of the ICTA;

     "the Balance Sheet Date            30 June 1996

     "Business day"                     a day on which banks shall be open in
                                        London for the conduct of generally
                                        banking business (excluding Saturdays);

     "Claim" in the Seventh and Ninth Schedule hereto shall mean any claim assessment notice demand letter or other document issued or action taken by or on behalf of any Taxation Authority whereby it appears that the Company or the Purchaser is to be or is sought to be made subject to a Liability to Taxation;

     "the Consideration Shares"         means such Common Stock of US$0.01 each
                                        of the Purchaser issued to the Vendors
                                        as Consideration hereunder;

     "the Companies Acts"               the Companies Acts 1985 and 1989, the
                                        Insolvency Act 1986, the Business Names
                                        Act 1985, the Companies Securities
                                        (Insider Dealing) Act 1985 and every
                                        statutory modification or re-enactment
                                        thereof for the time being in force;

     "Completion"                       completion of the obligations of the
                                        parties hereunder in accordance with the provisions of Clause 5 hereof;

     "the Disclosure Letter"            the letter of even date herewith from
                                        the Vendors' to the Purchaser a copy of
                                        which is annexed hereto;

     "Encumbrance"                      includes any interest or equity of any
                                        person (including, without prejudice to
                                        the generality of the foregoing, any
                                        right to acquire, option or right of
                                        pre-emption), or any mortgage, charge,
                                        pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

     "the Effective Date"               the date of Completion;

     "Event" includes (without limitation) any act omission, transaction or shortfall in distributions whether or not the Company is a party thereto and includes Completion;

     "Independent Accountant"           means such person who shall be nominated
                                        by either party upon agreement or
                                        failing agreement by the President for
                                        the time being of the Institute of
                                        Chartered Accountants;

     "Industrial Property Rights"       patents, trade marks, registered
                                        designs, pending application for any of
                                        the foregoing, trade or business names
                                        and copyright and all other similar
                                        industrial, intellectual or commercial
                                        rights;

     "Liability to Taxation"            means not only a liability to make an
                                        actual payment of or in respect of
                                        Taxation (whether the same has been the
                                        subject of any assessment or demand at
                                        Completion or otherwise) and whether
                                        satisfied or unsatisfied at Completion
                                        but shall also include:-

                                        (a)  the loss, counteraction,
                                             nullification, disallowance or
                                             claw-back of any Relief granted by
                                             or pursuant to any Taxation Statute
                                             or otherwise for taxation purposes
                                             which would (were it not for the
                                             Liability to Taxation in question)
                                             have been available to the Company
                                             or the Purchaser; and

                                        (b)  the nullification cancellation or
                                             set-off of a right to repayment of
                                             Taxation which would (were it not
                                             for the Liability to Taxation in
                                             question) have been so available to
                                             the Company or the Purchaser

                                        and in the case of a relief allowance or credit so lost, the amount of the relief allowance or credit so lost, or if such relief allowance or credit is a deduction from or is offset against gross income or profits, the amount of Taxation which would (in the case of a lost relief allowance or credit and on the basis of tax rates current at the date of such loss) have been saved thereby but for such loss shall be treated as an amount of Taxation for which a liability on the Company or the Purchaser (as appropriate) has arisen and fallen due, and in the case of a nullification cancellation or set-off of a right to repayment of Taxation the amount of the repayment which would otherwise have been obtained shall be treated as an amount of Taxation for which a liability on the Company or the Purchaser as appropriate has arisen and fallen due;

     "Management Accounts               31st January 1997;
     Date"

     "Nasdaq" National Association of Securities Dealers Automated Quotation System;

     "the Property"                     the property or properties short
                                        particulars whereof are set out in the
                                        Fourth Schedule hereto and includes any
                                        part or parts thereof;

     "the Purchaser's                   means Messrs. Price Waterhouse of Thames
     Accountants"                       Court, 1 Victoria Street, Windsor
                                        SL4 1HB;

     "the Purchaser's Solicitors"       Lawrence Graham of 190 Strand, London
                                        WC2R 1JN

     "Reliefs"                          in the Seventh Schedule hereto means all
                                        amounts available to reduce either
                                        profits or Taxation and includes
                                        (without limitations) all losses
                                        allowances exemptions set-offs
                                        deductions credits and repayments;

     "the Service Agreement"            the agreement in the format set out in
                                        the Eighth Schedule between the Company
                                        and Dr Richard Kay respectively to be
                                        entered into at Completion;

     "the Shares"                       the shares of the Company specified in
                                        Column (2) of the First Schedule hereto;

     "Taxation"                         means:-

                                        (a)  any charge, tax, duty, levy or
                                             liability imposed by national or
                                             local government or any other
                                             person pursuant to any statute or
                                             statutory provision including
                                             orders, regulations, instruments,
                                             bye-laws or other subordinate
                                             legislation made under the relevant
                                             statute or statutory provision and
                                             includes (without limitation)
                                             corporation tax, advance
                                             corporation tax, income tax,
                                             capital gains tax, development land
                                             tax, value added tax, customs and
                                             other import duties, national
                                             insurance contributions, stamp
                                             duty, capital duty, stamp duty
                                             reserve tax, estate duty, capital
                                             transfer tax, inheritance tax and
                                             any amount which the Company is
                                             liable to account for by way of
                                             deduction or withholding, amounts
                                             equivalent to the foregoing and any
                                             payment whatsoever chargeable in
                                             the United Kingdom or elsewhere
                                             which the Company may be or become
                                             bound to make to any person as a
                                             result of the operation of any
                                             enactment relating to Taxation;

                                        (b)  any capital transfer tax or
                                             inheritance tax which:-

                                             (i)  is at the date hereof a charge
                                                  over any of the shares of the
                                                  Company; or

                                             (ii) at the date hereof gives
                                                  rise to a power of sale over
                                                  the shares of the Company; or

                                          (iii)   after the date hereof becomes
                                                  a charge on or gives rise to a
                                                  power of sale over any of the
                                                  shares of the Company being a
                                                  liability in respect of
                                                  additional capital transfer
                                                  tax or inheritance tax payable
                                                  on the death of any person
                                                  within three years or seven
                                                  years after a transfer of
                                                  value or gift and in deciding
                                                  whether a charge on or power
                                                  of sale over any of the shares
                                                  exists at any time the fact
                                                  that any capital transfer tax
                                                  or inheritance tax is not yet
                                                  payable or may be paid by
                                                  instalments shall be
                                                  disregarded and such tax shall
                                                  be treated as becoming due and
                                                  a charge or power of sale as
                                                  arising on the date of the
                                                  transfer of value or capital
                                                  distribution in respect of
                                                  which it becomes payable or
                                                  arises and the provisions of
                                                  IHTA S213 shall not apply
                                                  thereto;

                                        (c)  any Taxation assessed on the
                                             Vendors under ICTA S776 which is
                                             recoverable from the Purchaser
                                             and/or the Company pursuant to the
                                             provisions of S777(8) of that Act
                                             to the extent the Vendors make a
                                             claim for recovery from the
                                             Purchaser and/or the Company;

                                        (d)  any penalties fines costs charges
                                             interest or damages payable in
                                             connection with any Taxation;

                                        (e)  any payment made or liability
                                             incurred in connection with any
                                             reasonable settlement of any Claim
                                             for Taxation;

                                        (f)  all costs and expenses incurred
                                             by the Company or the Purchaser in
                                             connection with any Claim for
                                             Taxation to which the Tax
                                             Indemnities relate;

     "Taxation Authority"               any national or local government,
                                        authority or body whatsoever whether of
                                        the United Kingdom or elsewhere
                                        empowered to impose collect or
                                        administer Taxation;

     "Tax Indemnities"                  the indemnities provided by Clause 7 and
                                        the Seventh Schedule hereto;

     "Taxation Statute"                 any statute enactment law regulation or
                                        practice enacted or issued or coming
                                        into force providing for or imposing any Taxation;

     "the Vendors' Solicitors"          Wake Smith of 68 Clarkehouse Road,
                                        Sheffield S10 2LJ;

     "the Vendors Accountants"          Grant Thornton of 28 Kenwood Park Road,
                                        Sheffield S7 1NG;

     "Warranty Claim"                   in relation to the Ninth Schedule shall
                                        mean any claim made by the Purchaser
                                        against the Vendors in respect of a
                                        claim for breach of the Warranties in
                                        the Sixth Schedule;

     "Warranties"                       those representations and warranties
                                        made to the Purchaser contained or
                                        referred to in Clause 5 and the Sixth
                                        Schedule hereto;

     "ICTA"                             the Income and Corporation Taxes Act
                                        1988;

     "CAA"                           the Capital Allowances Act 1990;

     "IHTA"                          the Inheritance Tax Act 1984;

     "FA"                            Finance Act;

     "TCGA"                          the Taxation of Chargeable Gains Act
                                     1992;

     "VATA"                          the Value Added Tax Act 1994;

     "TMA"                           the Taxes Management Act 1970.

1.2 References to the consequences of acts or transactions effected prior to Completion shall include the combined effect of two or more acts or transactions the first of which shall have taken place or be deemed to have taken place on or before the date of Completion. Reference to the result of Events on or before Completion shall include the combined result of two or more Events the first of which shall have taken place or is deemed to have taken place on or before Completion.


1.3 The expression "the Vendors" includes their respective personal representatives.

1.4 Any document expressed to be "in the approved terms" means in a form approved and for the purpose of identification signed by or on behalf of the parties hereto.

1.5 Where any Warranty or matter disclosed in the Disclosure Letter refers to the knowledge information awareness or belief of a Vendor, each of the Vendors shall be deemed to have made all reasonable enquiries into the subject matter of that Warranty or Disclosure.

1.6 The expression "Subsidiary" shall mean any subsidiary (as defined by Section 736 of the Companies Act 1985 (as amended by the Companies Act
        1989)) for the time being of the Company.

1.7 Save where the context otherwise precludes the expression "the Company" where used in clauses 4, 6 and 8 and in the Sixth Schedule to this Agreement shall mean each of the Company and each of its Subsidiaries.

1.8 References to Clauses, Sub-clauses and Schedules are references to Clauses and Sub-clauses of this Agreement and Schedules to this Agreement.

1.9 In this Agreement and the Schedules hereto the masculine gender shall include the feminine and neuter, the singular number shall include the plural and vice versa, and references to persons shall include bodies corporate, unincorporated associations and partnerships.

1.10 In this Agreement words and phrases the definition of which is contained or referred to in Part XXVI of the Companies Act 1985 shall be construed as defined therein.

1.11 References in this Agreement to any statute or statutory provision shall include (except where the context otherwise requires) any statute or statutory provision which amends extends consolidates or replaces the same and any statute or statutory provision which has been amended, extended, consolidated or replaced by the same and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provision.

1.12 The headings in this Agreement are inserted for convenience only and shall not affect the construction hereof.

1.13 Reference to income or profits or gains earned accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned accrued or received for the purposes of any Taxation Statute.

2.      THE SHARES

2.1 The Vendors shall sell and the Purchaser shall purchase with effect from the Effective Date the Shares free from any Encumbrance and together with all accrued benefits and rights for the consideration described in sub-clause 2.2 below ("the Consideration").

2.2 The Consideration shall be satisfied by the allotment and issue to the Vendors credited as fully paid of 66,044 Common Stock of US$0.01 each of the Purchaser ranking pari passu with the existing issued Common Stock of US$0.01 each in the capital of the Purchaser;

3.      REPAYMENT BY VENDORS AND THE COMPANY

3.1 The Vendors will prior to or simultaneously with Completion repay to the Company any sums due by the Vendors, any Associate of the Vendors or any of them (or by any person to whom they or any of them are or is a trustee or personal representative) to the Company at Completion and shall at Completion procure that neither they nor any such person as aforesaid has any claim or right of action against the Company (other than in respect of current remuneration as directors or executives) and that the Company is not in any way obliged or indebted (other than as aforesaid) to them or any such person and at Completion the Vendors will confirm in writing to the Purchaser that they have so procured

3.2 At Completion the Purchaser shall procure that the Company shall repay (subject to Clause 4 below) to the Vendors certain amounts owing to them as specified in the Disclosure Letter.

3.3 The sum of (pound)12,000 due from the Company to the Vendors may be withheld by the Company and/or the Purchaser against any liability of the Vendors under the Tax Indemnities (with particular references to penalties for late filing etc.) for a period of twelve months from the date hereof and the sum of (pound)12,000 may be applied by the Company and/or Purchaser against such liability. Thereafter any balance shall be paid to the Vendors.

3.4 The Purchaser shall use its reasonable endeavours to secure the release of the Vendors from any guarantees and other contingent liabilities listed in the Disclosure Letter and the Purchaser shall until it has obtained a release indemnify and keep indemnified the Vendors against any liability (including costs, damages and expenses) thereunder or which may be incurred in relation thereto.

4.      COMPLETION

4.1 Completion shall take place on 28 February 1997 at the offices of the Purchaser's Solicitors or such other offices as the parties may subsequently agree when:-

        4.1.1 the Vendors shall deliver or cause to be delivered to the Purchaser:-

                (a) duly executed Transfers together with the relative share certificates in respect of the Shares;

                (b) the certificate of incorporation, all certificates on change of name, the seal and statutory books of the Company made up to the date of Completion;

                (c)     the Leases to the Property;

                (d) if the Purchaser so requires an effective waiver by each of the members of the Company of any rights which he may have under the Articles of Association of the Company to have the Shares or any of them offered to him for purchase and any other documents necessary to substantiate the right of the transferors of the Shares pursuant to this Agreement to transfer the same;

                (e)     written confirmation pursuant to Clause 3.1;

                (f) written resignation letters executed under seal by such of the directors and secretaries of the Company and the Subsidiaries as the Purchaser may nominate, each such letter incorporating an acknowledgement that the party resigning has no claims (whether for compensation for loss of office or termination of employment, unpaid remuneration or otherwise howsoever) against the Company or any of the Subsidiaries; and

        4.1.2 the Vendors shall procure that the Directors shall hold a meeting of the Board of the Company at which

                (a) the Directors shall appoint such persons as the Purchaser may nominate as directors of the Company and procure the resignation without compensation of any nature whatsoever of such of the Directors and Secretary of the Company as the Purchaser may nominate;

                (b) the Directors shall vote in favour of the registration of the Purchaser or its nominees as members of the Company subject to the production of duly stamped and completed Transfers;

                (c) there shall be presented the written resignation of the present Auditors which shall contain a statement that there are no circumstances connected with such resignation which they consider should be brought to the attention of the shareholders or creditors of the Company and a statement of the amount of their outstanding fees and costs;

                (d)     Messrs Price Waterhouse shall be appointed Auditors;

        4.1.3 the Vendors shall procure the convening of an extraordinary general meeting of the Company and the passing of a special resolution to adopt new articles of association in the approved terms;

        4.1.4 the Vendors shall procure that the Company will and the other persons and parties thereto shall enter into the Service Agreements;

        4.1.5 Subject to the performance by the Vendors of their obligations in accordance with the foregoing provisions of this Clause 5, the Purchaser shall allot to each of the Vendors the number of the Consideration Shares of the Purchaser to which he is entitled hereunder and deliver the relative documents of title.

4.2     If in any respect the provisions of sub-clauses 4.1.1, 4.1.2, 4.1.3 and
        4.1.4 are not complied with on the date for Completion set by clause 4.1 the Purchaser and/or the Vendors if appropriate may:-

        4.2.1 defer Completion to a date not more than 10 days after the date set out above (and so that the provisions of this sub-clause shall apply to Completion as so deferred); or

        4.2.2 proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

        4.2.3   rescind this Agreement.

5.      WARRANTIES

5.1 The Purchaser has entered into this Agreement and proposes to acquire the Shares on the faith of the Warranties.

5.2 In particular and without prejudice to the generality of sub-clause 5.1 the Vendors hereby warrant and represent to the Purchaser that the recitals to this Agreement and the Warranties are at the date hereof and will at Completion be true and accurate in all respects.

5.3 The Purchaser shall not be entitled to claim that any fact renders any of the Warranties untrue or misleading or caused them to be breached if it has been fully fairly and accurately disclosed to the Purchaser in the Disclosure Letter.

5.4 The Vendors hereby covenant and undertake to the Purchaser that, if after the date hereof it shall be found that any matter the subject of a Warranty was not as warranted then, notwithstanding any further right of the Purchaser hereunder in respect of such breach of Warranty, if the effect thereof is that:-

        5.4.1 the value of any asset belonging to the Company is less than its value would have been had there been no breach of Warranty; or

        5.4.2 any asset represented as belonging to the Company does not so belong; or

        5.4.3 the Company has incurred or is under any liability or contingent liability which it would not have incurred or been under had there been no breach of Warranty;

        then the Vendors shall on demand pay to the Purchaser (or, if so requested by the Purchaser, to the Company) an amount equal to the amount by which the value of the net assets of the Company is less than it would have been had there been no such breach of Warranty and any such payment made by the Vendors shall be taken into account in assessing the damages of the Purchaser in connection with, arising out of or resulting from any such breach of Warranty.

5.5 No claim by the Purchaser under the provisions of this Clause 5 shall be prejudiced nor shall the amount of any such claim be reduced in consequence of any information relating to the Company which may at any time have come to the knowledge of the Purchaser or any of its advisers (other than information contained in the Disclosure Letter and any annexure thereto) and it shall not be a defence to any claim against the Vendors that the Purchaser knew or ought to have known or had constructive knowledge of any information (other than information contained or supplied as aforesaid) relating to the circumstances giving rise to such claim.

5.6 The Warranties are separate and independent and save as expressly provided in this Agreement or in the Disclosure Letter shall not be limited by reference to any other paragraph or anything in this Agreement and such Warranties shall remain in full force and effect notwithstanding Completion.

5.7 The Vendors shall procure that prior to Completion the Purchaser, its agents, accountants and solicitors are given promptly on request all such facilities and information regarding the business, assets, liabilities, contracts and affairs of the

        Company and of the documents of title and other evidence of ownership of its assets as the Purchaser may reasonably require.

5.8 The Vendors undertake (in the event of any claim being made against any of them in connection with the sale of the Shares to the Purchaser) not to make any claim against the Company, or a director or an employee of the Company, on whom any of them may have relied before agreeing to any term of this Agreement or authorising any statement in the Disclosure Letter but so that this shall not preclude any Vendor from claiming against:-

        5.8.1 any other Vendor under any right of contribution or indemnity to which he may be entitled; and

        5.8.2 any employee of the Company on whom they may have relied if they have been fraudulent; and

        (each Vendor hereby agrees to consent to the grant of injunctive relief to restrain a breach of the undertaking contained in this sub-paragraph if requested by the Purchaser so to do.

6.      TAX INDEMNITIES

        The Vendors hereby indemnify the Purchaser in the terms of the Seventh Schedule hereto.

7.      COMPLIANCE WITH US LAW

        The Vendor:

7.1     warrants and represents to the Purchaser that the Vendor:-

        7.1.1 is not a US person, as that term is defined under Regulation S of the Securities Act 1933 as amended ("the Act") and as at 15 May 1996 the Vendor was outside the United States (as that term is defined under Regulation S) and is outside of the United States as of the date of the execution and delivery of this Agreement.

        7.1.2 is acquiring the Consideration Shares for his own account and not on behalf of any US person or any other person, and the transaction has not been pre-arranged with a purchaser in the United States and the Vendor is acquiring the Consideration Shares for investment purposes and not with a view towards distribution and has no present arrangement to sell the Consideration Shares.

        7.1.3   is not an officer or director of any affiliate of the Purchaser.

7.2 acknowledges and agrees that the Consideration Shares have not been registered under the Act, and may not be offered or sold in the United States or to US persons unless the Consideration Shares are registered under the Act or an exemption from the registration requirements of the Act is available.

7.3 acknowledges that the Consideration Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws and that the Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Vendor set forth herein in order to determine the applicability of such exemptions and the suitability of Vendor to acquire the Consideration Shares.

7.4 acknowledges that it is his responsibility to satisfy himself as to the full observance by this transaction and the sale of the Consideration Shares to him of the laws of any jurisdiction outside the United States and that he has done so.

7.5 acknowledges that in view of the United States Securities and Exchange Commission, the statutory basis for the exemption claimed for the transactions would not be present if the offer and sale of the Consideration Shares to the Vendor although in technical compliance with Regulation S, is part of a plan or scheme to evade, the registration provisions of the Act and the Vendor confirms that this transaction is not part of any such plan or scheme.

7.6 has received and carefully reviewed the Purchaser's Prospectus dated March 1, 1996 and Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1996 (collectively, the "SEC Reports") and has had a reasonable opportunity to ask questions of and receive answers from the Purchaser concerning the Purchaser, and all such questions, if any, have been answered to the full satisfaction of the Vendor.

7.7 acknowledges that no representations or warranties have been made to him by the Purchaser or any agent, employee or affiliate of the Purchaser and in entering into this transaction the Vendor is not relying upon any information, other than that contained in this Agreement, the SEC Reports and the results of independent investigations by the Vendor.

7.8 has not sold, exchanged, transferred, pledged, disposed or otherwise reduced his risk relative to the Consideration Shares during the 30 day period preceding the date hereof.

7.9 acknowledges and agrees that this transaction is intended to be accounted for as a pooling of interests for financial accounting purposes, and, in that regard the Vendor hereby agrees with the Purchaser that the Vendor will not sell, exchange, transfer, pledge, dispose or otherwise reduce his risk to the Consideration Shares during the period which begins on the date hereof and ends at such time as the Purchaser publicly announces financial results covering at least thirty days of post-closing combined operations of the Purchaser and the company (the "Pooling Lock-up Period") and the Purchaser at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the Consideration Shares during the Pooling Lock-up Period.

7.10 acknowledges and agrees that all offers and sales of the Consideration Shares prior to the expiration of the period commencing on the date hereof and ending 40 days thereafter (the "Restricted Period") shall only be made in compliance with (i) the Pooling Lock-up Period and (ii) the safe harbour provisions contained in Regulation S, with which the Vendor is familiar, or pursuant to an exemption from registration under the Act, and the Vendor shall not take a short position directly or indirectly with respect to the Purchaser's during the Restricted Period, and that all offers and sales after the expiration of the Restricted Period in the United States or to the US persons shall be made only pursuant to such a registration or to such exemption from registration.

8.      RESTRICTIVE COVENANTS

8.1 For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of the Company each of the Vendors hereby undertakes by way of further consideration for the obligations of the Purchaser under this agreement as separate and independent agreements that:-

        8.1.1 he will not at any time after Completion disclose to any person or himself use for any purpose and shall use his best endeavours to prevent the publication or disclosure of, any information concerning the business, accounts or finances of the Company or its subsidiaries or any of its clients or customers transactions or affairs, which may, or may have, come to his knowledge;

        8.1.2 for a period of 4 years after Completion he will not except as hereinafter mentioned either on his own account or in conjunction with or on behalf of any person firm or company carry on or be engaged concerned or interested in any trade or business conducted in or from any member State of the European Union which is similar to or competitive with any trade or business carried on by the Company within the period of two years prior to the date of Completion;

        8.1.3 for a period of 4 years after Completion he will not (save with the prior written consent of the Purchaser) either on his own account or in conjunction with or on behalf of any other person firm or company directly or indirectly:

                (a) solicit or entice away from the Company or employ any officer manager or servant whether or not such person would commit a breach of his contract of employment by reason of leaving the service of the Company; nor

                (b) solicit or accept the custom of any person firm or corporation which during the one year prior to the date of Completion shall have been a customer of the Company.

        Provided that nothing in this sub-clause shall preclude or inhibit any Vendor from carrying out his duties pursuant to a service agreement or contract of employment between himself and the Company.

8.2 The restrictions contained in sub-clause 8.1 are considered reasonable by the parties but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

9.      PENSION SCHEME

        The provisions set out in the Fifth Schedule shall apply.

10.     GENERAL PROVISIONS

10.1 The Vendors shall (and shall procure that any other necessary party shall) execute and do all such documents acts and things as may be reasonably required by the Purchaser for securing to or vesting in the Purchaser the legal and beneficial ownership of the Shares forthwith upon Completion in accordance with the terms and conditions of this Agreement.

10.2 This Agreement shall not be assignable by any party hereto without the prior written consent of the others save by the Purchaser to any Subsidiary of the Purchaser to which the Shares shall be transferred.

10.3 The obligations of the Vendors are joint and several and such obligations and undertakings shall be enforceable accordingly.

10.4 This Agreement (together with any document annexed hereto and signed by or on behalf of the parties hereto) constitutes the whole Agreement between the parties hereto and no variations hereof shall be effective unless made in writing.

10.5 The provisions of this Agreement in so far as the same shall not have been performed at Completion shall remain in full force and effect.

10.6 The Purchaser may release or compromise the liability of any of the Vendors hereunder or grant to any Vendor time or other indulgence without affecting the liability of any other Vendor hereunder.

10.7 None of the provisions of this Agreement which are relevant restrictions as that term is defined by the Restrictive Trade Practices Act 1976 shall come into effect until the day following the day on which full particulars of this Agreement have been furnished to the Office of Fair Trading in accordance with the said Act.

11.     ANNOUNCEMENTS

        No party to this Agreement shall make any statement or announcement in connection with this transaction except with the prior approval of the other party save as may be required by law or save to the extent necessary to comply with the requirements of the NASDAQ and the Securities and Exchange Commission.

12.     NOTICES

        Any notice required to be given by any party hereto to any other shall be in writing and may be served personally or by post and if served by post shall be served by prepaid registered letter sent through the post to the address of the party to be served as shown in this Agreement or such other address as may from time to time be notified for this purpose and any notice so served shall be deemed to have been served 48 hours after the time on which it is posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted.

13.     COSTS

        Each party shall pay its own costs in connection with this Agreement.

14.     GOVERNING LAW AND JURISDICTION

        This Agreement shall be governed by English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

AS WITNESS whereof this Agreement has been entered into the day and year first above written.

                               THE FIRST SCHEDULE
                               ------------------

                 PARTICULARS OF THE VENDORS THEIR SHAREHOLDINGS
                              AND THE CONSIDERATION



(1)                   (2)                       (3)
Names and Addresses   No. of Ordinary Shares    No. of Common Stock
                                                Shares of the Purchaser
                                                allotted to the Vendors
--------------------------------------------------------------------------------
                                                        (pound)
DR RICHARD KAY
St Giles View                73                         65,152*
off Main Road
Great Longstone
Bakewell
Derbyshire
DE45 1TZ

JANET ANN KAY                                              892*
St Giles View                 1
off Main Road
Great Longstone
Bakewell
Derbyshire
DE45 1TZ

                                                * the share certificate will
                                                be issued in the name of Dr.
                                                Richard Kay for and on
                                                behalf of both Vendors.

                               THE SECOND SCHEDULE
                               -------------------

                    BASIC INFORMATION CONCERNING THE COMPANY



A.   The Company

1.   Registered Number               : 2375867

2.   Date of incorporation           : 25th April 1989

3.   Address of registered office    : 12 Turners Lane, Sheffield S10 1BP

4.   Authorised share capital        : P100 in Ordinary Shares of P1.00 each

5.   Issued share capital            : P74 in Ordinary Shares of P1.00 each

6.   Directors:
     Full Names                        Addresses
     DR RICHARD KAY                    St Giles View
                                       off Main Road
                                       Great Longstone
                                       Bakewell
                                       Derbyshire
                                       DE45 1TZ

     JANET ANN KAY                     St Giles View
                                       off Main Road
                                       Great Longstone
                                       Bakewell
                                       Derbyshire
                                       DE45 1TZ
7.   Secretary:

     Full Name

     NIGEL KEITH RAWLINGS              18 Hollin Lane
                                       Styal
                                       Cheshire
                                       SK9 4JH

                               THE THIRD SCHEDULE
                               ------------------

                                    PARTICULARS OF SUBSIDIARIES AND INVESTMENTS



    Name                  Date and Place of     Issued Share       Held by
                          Incorporation and     Capital
                          Registered Number
-------------------------------------------------------------------------------------------------

(1) S-Cubed Clinical      23rd May 1994         P1,110             Sheffield Statistical Services
    Services Limited      Cardiff               comprising         Limited
    (Dormant)             2932048               1,110 ordinary
                                                P1 shares


(2) Capital Clinical      4 March 1994          P2 comprising      S-Cubed Clinical Services
    Research Services     Cardiff               2 ordinary (P)1    Limited
    Limited               2904685               shares
    (Dormant)


(3) S-Cubed Clinical      5th October 1995      P100               50 held by Sheffield
    Limited               Cardiff               comprising         Statistical Services
    (Trading)             3110213               100 ordinary       Limited
                                                P1 shares

                              THE FOURTH SCHEDULE
                              -------------------

                                                  PROPERTY



     Short Description of Property    Tenure      Date and Term of Lease if        Owner
                                                  Leasehold
------------------------------------------------------------------------------------------------

(1)  12A + 12B Turners Lane,         Leasehold    15th June 1992                   Ian Sargent
     Broomhill, Sheffield                         6 years from 15th June
                                                  1992

(2)  10A Turners Lane,               Leasehold    15th June 1992                   Giltfast
     Broomhill, Sheffield                         6 years from 15th June           Property
                                                  1992                             Limited

(3)  Part 1st Floor Unit 6           Leasehold    18th December 1996               CNC Grand
     The Grand Union Office Park                  3 years from 18th October        Union Limited
     Packet Boat Lane                             1996
     Cowley
     Uxbridge
     Middlesex

                               THE FIFTH SCHEDULE
                               ------------------

                     PROVISIONS AFFECTING THE PENSION SCHEME

                                      NONE

                               THE SIXTH SCHEDULE
                               ------------------

                    WARRANTIES AND REPRESENTATIONS: CLAUSE 5



In this Schedule (save where the context otherwise requires) the expression "the Company" shall mean each of the Company and each of its Subsidiaries (including 5-Cubed Clinical Limited).

The warranties and representations referred to in Clause 6 of the foregoing Agreement are that:-

1.      CONSTITUTION OF THE COMPANY

1.1     Share Capital
        -------------

        The Company has an authorised and issued share capital as set out in the Second Schedule and all its issued shares are beneficially owned by the Vendors in the numbers set opposite their respective names in the second column of the First Schedule to the foregoing agreement free from all liens charges and encumbrances or interests in favour of any other person.

1.2     Memorandum and Articles
        -----------------------

        The copy of the Memorandum and Articles of Association of the Company annexed to the Disclosure Letter is true and complete and has embodied therein or annexed thereto a copy of every such resolution or agreement as is referred to in Section 380 of the Companies Act 1985.

1.3     Company Resolutions
        -------------------

        Neither the Company nor any class of its members has passed any resolution (other than resolutions relating to business at Annual General Meetings which was not special business).

1.4     Options etc.
        ------------

        No person has the right (whether exerciseable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption) and no claim has been made by any person to be entitled to any such right.

1.5     Returns and compliance with Company Law etc.
        --------------------------------------------

        The Company has to the Vendors knowledge information and belief complied with the provisions of the Companies Acts The Financial Services Act 1986 and the European Communities Act 1972 and all returns particulars resolutions and other documents required under any legislation to be delivered on behalf of the Company to the Registrar of Companies or to any other authority whatsoever have been properly made and delivered.

1.6     Statutory Books
        ---------------

        The register of members and other statutory books of the Company have been properly kept and contain a true and complete record of the matters which should be dealt with therein; no notice or allegation that any of the same is incorrect or should be rectified has been received.

1.7     Insolvency
        ----------

        No order has been made or petition presented or resolution passed for the winding up of the Company, nor has any distress execution or other process been levied in respect of the Company, nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

1.8     Particulars of Subsidiaries
        ---------------------------

        The particulars of the Subsidiaries set out in the Third Schedule above are true and complete and the shares of the Subsidiaries are held and owned as shown in the Third Schedule free from all encumbrances and with all rights now or hereafter attaching thereto and the Company has no other subsidiary.

1.9     The Shares
        ----------

        1.9.1   Commission
                ----------

                No one is entitled to receive from the Company any finders fee, brokerage, or other commission in connection with the purchase of shares in the Company or any Associate company of the Company.

        1.9.2   New Issues since the Balance Sheet Date
                ---------------------------------------

                Save as provided in this Agreement no share or loan capital has been issued or agreed to be issued by the company since the Balance Sheet Date.

        1.9.3 There are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share or loan capital of the Company (including any option of pre-emption or conversion).

        1.9.4 The Company has not adopted, agreed or resolved to adopt any employee share option scheme, profit sharing involving the Company's share capital or share incentive scheme of any nature whatsoever.

1.10    Capacity of Vendors
        -------------------

        Each Vendor has full power to enter and perform this Agreement, which when executed constitute binding obligations on each Vendor in accordance with their terms.

1.11    Vendors' other interests
        ------------------------

        No Vendor nor any Associate of any Vendor has any estate, right or interest, directly or indirectly, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business or the proposed business of the Company save as the registered holder or beneficial owner of any class of securities of any company if such class of securities is listed on any recognised Stock Exchange and in respect of which such person holds, or is beneficially interested in, (together with his Associates) less than five per cent. of any single class of the securities in that company.

2.      ACCOUNTS

2.1     Accounts warranty
        -----------------

        The Accounts:-

        2.1.1 have been prepared in accordance with the requirements of the Companies Acts and all relevant statutes and generally accepted accountancy principles;

        2.1.2 give a true and fair view of the assets and liabilities of the Company at the Balance Sheet Date and the profits of the Company for the financial period ended on that date;

        2.1.3 apply accounting policies which have been consistently applied in the audited balance sheet and profit and loss accounts for the three financial years prior to the Balance Sheet Date (except for intervening Statements of Standard Accounting Practice);

        2.1.4 comply with all current Statements of Standard Accounting practice applicable to a United Kingdom company;

        2.1.5 are not save to the extent expressly stated in such accounts affected by any extraordinary exceptional or non-recurring item;

        2.1.6 properly reflect the financial position of the Company as at the Balance Sheet Date.

2.2     Management Accounts warranty
        ---------- -----------------

        The Management Accounts:-

        2.2.1 give a true and fair view of the assets and liabilities of the Company at the Management Accounts Date and the profits of the Company for the financial period ended on that date;

        2.2.2 apply accounting policies which have been consistently applied in the audited balance sheet and profit and loss accounts for the three financial years prior to the Balance Sheet Date (except for intervening Statements of Standard Accounting Practice);

        2.2.3 comply with all current Statements of Standard Accounting practice applicable to a United Kingdom company;

        2.2.4 are not save to the extent expressly stated in such accounts affected by any extraordinary exceptional or non-recurring item;

        2.2.5 properly reflect the financial position of the Company as at the Management Accounts Date.

2.3     Provisions for liabilities
        --------------------------

        Proper provision or reserve has been made in the Accounts for all liabilities and capital commitments of the Company outstanding at the Balance Sheet Date whether known contingent unquantified disputed or not.

2.4     Tax Provisions
        --------------

        Proper provision or reserve has been made in the Accounts for all Taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income profits or gains earned accrued or received on or before the Balance Sheet Date or any event on or before the Balance Sheet Date including distributions made down to such date or provided for in the Accounts and proper provision has been made in the Accounts for deferred taxation in accordance with Statement of Standard Accounting Practice 15.

2.5     Work in progress
        ----------------

        In the Accounts:-

        2.5.1 the Company's work in progress has been valued on a basis consistent with that adopted for the purpose of the Company's audited accounts in respect of the beginning and end of each of the three last preceding accounting periods;

        2.5.2 redundant or obsolete work in progress as at the Balance Sheet Date has been wholly written off;

        2.5.3 the value attributed to each item of the remaining work in progress included in the Accounts does not exceed the lower of cost and market value as at the Balance Sheet Date;

        2.5.4 the provisions of Statement of Standard Accounting Practice 9 have been adhered to.

2.6     Books and Records
        -----------------

        All accounts, books, ledgers, financial and other records of whatsoever kind of the Company:-

        2.6.1 have been fully and properly maintained are in the possession of the Company and contain full records of all matters required to be entered into therein by the Companies Acts;

        2.6.2 do not contain or reflect any material inaccuracies or discrepancies;

        2.6.3 give and reflect a true and fair view of the matters which ought to appear therein.

2.7     Debts
        -----

        2.7.1 All debts owed to the Company as at Completion will realise their full face value and be good and collectable in the ordinary course of business and in any event will have been paid to the Company within three months of Completion.

        2.7.2 No amount included in the Accounts as owing to the Company as at the Balance Sheet Date is now more than three months overdue nor has any such amount been released for an amount less than the value at which it was included in the Accounts nor is any such debt now regarded by the Vendors as irrecoverable in whole or in part.

        2.7.3 The Company has not factored or discounted its debts or agreed to do so.

3.      FINANCE

3.1     Financial Position and Prospects
        --------------------------------

        There has been no material deterioration in the financial position or prospects or turnover of the Company since the Balance Sheet Date.

3.2     Capital Commitments
        -------------------

        There were no commitments on capital account outstanding at the Balance Sheet Date (save as disclosed in the Accounts) and since the said date the Company has not entered into, or agreed to enter into, any capital commitments.

3.3     Borrowings
        ----------

        The total amount borrowed by the Company and its Subsidiaries from its bankers does not exceed its overdraft facilities and the total amount borrowed by the Company and its Subsidiaries from whatsoever source does not exceed any limitation on its borrowing contained in the Articles of Association of, or in any Debenture or Loan Stock Deed or other instrument executed by, the Company or any subsidiary.

3.4     Bank accounts
        -------------

        A statement of the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date hereof has been supplied to the Purchaser. The Company has not any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement. Since such statement there have been no payments out of any such accounts except for routine payments and the balances on current account are not now substantially different from the balances shown on such statements.

3.5     Distributions and Loan Repayments
        ---------------------------------

        3.5.1 Since the Balance Sheet Date no distributions of capital or income have been declared made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital or preference capital of the Company has been repaid in whole or part or has become liable to be repaid.

        3.5.2 All dividends or distributions of profits declared, made, or paid by the Company since the date of incorporation of the Company have been declared, made, or paid in accordance with its Articles of Association and the Companies Acts or other relevant legislation.

3.6     Working Capital
        ---------------

        Having regard to existing bank and other facilities, the Company has sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for the foreseeable future and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with, or undertaken by, the Company.

3.7     Continuance of facilities
        -------------------------

        In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to the Company ("facilities"):-

        3.7.1 the Vendors have supplied to the Purchaser in writing full details thereof and true and correct copies of all documents relating thereto;

        3.7.2 neither the Vendors, nor the Company, has done anything nor is aware of any circumstances whereby the continuance of any facility in full force and effect might be affected or prejudiced which might give rise to any detrimental alteration in the terms or conditions of any of the facilities;

        3.7.3 none of the facilities is dependent upon the guarantee or indemnity of or any security provided by a third party other than the Company or a Subsidiary;

        3.7.4 no Vendor has any knowledge, information or belief that as a result of the acquisition of the Shares by the Purchaser or any other thing contemplated in this agreement any of the facilities might be terminated or mature prior to its stated maturity.

4.      OWNERSHIP OF ASSETS

4.1     Assets
        ------

        4.1.1 Except for current assets disposed of by the Company in the ordinary course of its business the Company is the owner of and has good marketable title to all assets included in the Accounts or which have been acquired by the Company since the Balance Sheet Date.

        4.1.2 The Company has not disposed or agreed to dispose of any of its assets (save in the ordinary course of its business) or granted or agreed to grant, any Encumbrance in respect of the whole or any part of its estate or interest in any of the assets (including the undertaking goodwill and uncalled capital of the Company) included in the Accounts or acquired or agreed to be acquired since the Balance Sheet Date.

        4.1.3 Save as disclosed in the Accounts none of the fixed assets (including the undertaking, goodwill or uncalled capital) of the Company is subject to any Encumbrance, or any agreement or commitment to give or create any Encumbrance, but the same are the sole unencumbered absolute property of the Company.

        4.1.4 Since the Balance Sheet Date, save for disposals in the ordinary course of its business, the assets of the Company have been in the possession of, or under the control of the Company.

        4.1.5 The assets owned by the Company together with the assets held under the hire purchase, leasing or rental agreements to which the Company is party (details of which have been listed in the Disclosure Letter) comprise all assets necessary for the continuation of the business of the Company as now carried on.

4.2     Title Retention
        ---------------

        The Company has not acquired or agreed to acquire any material asset on terms that property therein does not pass until full payment is made.

4.3     HP and Rental agreements etc
        ----------------------------

        4.3.1 The Company has not defaulted in any of the provisions of any hire, or hire purchase, or lease, or rental agreement, or conditional sale agreement, or agreement for payment on deferred terms, or bill of sale, or any trading contract under which title to any property is retained by another person or any arrangement similar in effect to the foregoing.

        4.3.2 The Company has observed and performed all the terms and conditions on its part to be observed and performed in all such agreements, arrangements, leases, contracts and bills referred to in paragraph 4.3.1 above.

4.4     Plant
        -----

        All the machinery and plant including fixed plant and machinery, and all vehicles and office and other equipment used in connection with the business of the Company:-

        4.4.1 are to the Vendors knowledge information and belief in a good and safe state of repair and condition and are in satisfactory working order and have been regularly and properly maintained;

        4.4.2 are each capable, and will (subject to fair wear and tear) be capable, over the period of time during which it will be written down to a nil value in the accounts of the Company (in accordance with normal Accounting principles consistently applied prior to the date hereof), of doing the work for which it was designed and/or purchased;

        4.4.3   are not surplus to the Company's requirements;

        4.4.4 are in the possession and control of, and are the absolute property free from any Encumbrance of, the Company save for those items held under hire purchase or rental agreements the value of which items in the aggregate does not exceed
                P1,000.

4.5     Insurances
        ----------

        4.5.1 The policies of insurance which are maintained by the Company afford the Company adequate cover against such risks as are commonly covered by insurance by companies carrying on the same type of business as the Company and in particular insure the stock in trade assets and undertakings of the Company (of an insurable nature) against fire in their full replacement or reinstatement value.

        4.5.2 The Company is now, and has at all material times been, adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally covered by insurance.

        4.5.3 All insurance is currently in full force and effect and nothing has been done or omitted to be done which could make any policy of insurance void or voidable or which is likely to result in an increase in premium.

        4.5.4 There is no claim outstanding under any such policy nor are the Vendors aware of any circumstances likely to give rise to a claim.

        4.5.5 The Company has paid all sums falling due prior to Completion in respect of premiums on all policies of insurance maintained by the Company and the Company will at its expense from time to time:-

                (a) renew all policies due for renewal between the date hereof and the Completion Date for a reasonable and normal period of renewal; and

                (b) insure and maintain insurance for the full value thereof upon all assets coming into its possession between the said date in accordance with its normal practice and for a reasonable and normal period, such periods in every case to extend beyond the Completion Date.

5.      BUSINESS OF THE COMPANY

5.1     Changes since the Balance Sheet Date
        ------------------------------------

        Since the Balance Sheet Date the Company:-

        5.1.1   has carried on its business in the ordinary and usual course;

        5.1.2 has not entered into any transaction nor assumed any liability nor made any payment not provided for in the Accounts which is not in the ordinary course of its business;

        5.1.3 has carried on the business without any interruption or alteration in the nature scope or manner of its business;

        5.1.4 has not borrowed or raised any money or taken any financial facility (except such short term borrowings from its bankers as are disclosed in the Disclosure Letter);

        5.1.5 has paid its creditors within the times agreed with such creditors and there are not debts outstanding by the Company which have been due for more than four weeks;

5.2     Licences etc.
        -------------

        5.2.1 All necessary licences consents permits and authorities (public and private) have been obtained by the Company to enable the Company to carry on its business effectively in the places and in the manner in which such business is now carried on and all such licences consents permits and authorities are valid and subsisting.

        5.2.2 The Company is not in breach of any of the terms and conditions of any such licences or consents and there are no factors known to the Vendors that might in any way prejudice the continuation or renewal of any of such licences or consents.

5.3     Breach of statutory provisions, etc.
        ------------------------------------

        5.3.1 Neither the Company, nor any of its officers, agents or employees to the Vendors knowledge information and belief (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any Act, Order, Regulation, or the like in the United Kingdom which is punishable by fine or other penalty; and

        5.3.2 the Company has not received any Notice of any offence or breach of statutory duty or any other Notice whatsoever (whether or not giving rise to a criminal liability) under the provisions of the Factories Act, 1961, The Office Shops and Railway Premises Act, 1963, The Fire Precautions Act, 1971 or The Health and Safety at Work Act, 1974 (or any Order or Regulation made thereunder) the Wages Act 1986;

        5.3.3 the Company has duly complied with all relevant requirements of the Financial Services Act 1986 and the Data Protection Act 1984.

        5.3.4 the Company has not and nor has any of its Subsidiaries in the last two years, as a counterparty thereto, been a party to a transaction at an undervalue or a preference as those expressions are used in sections 238 and 239 respectively of the Insolvency Act 1986;

        5.3.5   Environmental Issues
                --------------------

                The Company itself complies with, and the Vendor is aware of no previous breach of, any legislation (including regulations, codes of practice, circulars and guidance notes made thereunder) relating to environmental matters, including (but without limitation):

                (a)     waste;

                (b)     contaminated land;

                (c)     discharges to (i) land (ii) ground and surface water and
                        (iii) sewers;

                (d)     emissions of air;

                (e)     noise;

                (f)     dangerous, hazardous or toxic substances and materials;

                (g)     nuisance;

                (h)     health and safety;

                and neither the Company nor the Vendor is aware of any actions, claims or proceedings (whether actual or potential) nor has any other reason to believe that the Company has or is likely to have any liability in relation to such matters.

5.4     Litigation
        ----------

        5.4.1 The Company is not engaged in any litigation or arbitration proceedings.

        5.4.2 To the Vendors knowledge information and belief there are no litigation or arbitration proceedings are pending or threatened by or against the Company and there are no circumstances likely to give rise to any litigation or arbitration.

        5.4.3 The Company is not subject to any order or judgment given by any Court or governmental agency and has not been a party to any undertaking or assurance given to any Court or governmental agency which is still in force.

5.5     Fair Trading etc.
        -----------------

        To the Vendors knowledge information and belief no agreement practice or arrangement carried on by the Company or to which the Company is a party:-

        5.5.1 is or requires to be registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 and the Company is not in default or in contravention of the provisions of any of those Acts;

        5.5.2   contravenes the Trade Descriptions Acts 1968 and 1972;

        5.5.3   contravenes the provisions of the Consumer Credit Act 1974;

        5.5.4 is by virtue of its terms or by virtue of any practice for the time being carried on in connection therewith a "Consumer Trade Practice" within the meaning of Section 13 of the Fair Trading Act 1973 and susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or the subject matter of an Order by the Secretary of State under the provisions of Part II of that Act;

        5.5.5 infringes Article 85 of the Treaty establishing the European Economic Community or constitutes an abuse of dominant position contrary to Article 86 of the said Treaty or infringes or contravenes any provisions of the Treaty of Rome;

        5.5.6 is prescribed or has been or may be or become the subject of any reference enquiry or report under the Industry Act 1975 or the Monopolies and Mergers Act or the Competition Act 1980 or any other anti-restrictive practice, consumer protection or anti-monopoly anti-trust or anti-cartel legislation in the United Kingdom or elsewhere; or

        5.5.7 in any way restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

5.6     Guarantees, Options, etc
        ------------------------

        The Company is not a party to any option or pre-emption right, or a party to any guarantee or suretyship or any other obligation (howsoever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequence of default in the payment of, or otherwise to be responsible for, any indebtedness of any other person.

5.7     Tenders, etc
        ------------

        No offer, tender, or the like not in the ordinary course of business is outstanding which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person.

5.8     Powers of Attorney, etc
        -----------------------

        There are no powers of attorney given by the Company in force (other than to the holder of an Encumbrance solely to facilitate its enforcement) and no person, as agent or otherwise of the Company, is entitled or authorised to bind or commit the Company to any obligations not in the ordinary course of the Company's business.

5.9     Insider Contracts
        -----------------

        5.9.1 There is not outstanding, and there has not at any time during the last six years been outstanding, any contract or arrangement to which the Company is a party and in which any Vendor or any Associate of any Vendor or any director of the Company or any Associate of any such director is or has been interested, whether directly or indirectly.

        5.9.2 The Company is not a party to, nor have its profits or financial position during such period been affected by, any contract or arrangement which is not of an entirely arms' length nature.

        5.9.3 There are no agreements or understandings (whether legally enforceable or not) between the Company and any person who is a shareholder or the beneficial owner of any interest in the Company or any Associate of any such person relating in any way to the Company or the affairs of the Company.

5.10    Other Party's Defaults
        ----------------------

        No party to any agreement with or obligation to the Company is in default thereunder being a default which would be material in the context of the financial or trading position of the Company nor (so far as the Vendors are aware) are there any circumstances likely to give rise to such a default.

5.11    Other Material contracts
        ------------------------

        The Company is not a party to nor subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:-

        5.11.1 is incapable of complete performance in accordance with its terms; or

        5.11.2 is known by any Vendor or by the Company to be likely to result in a loss to the Company on completion of performance; or

        5.11.3 cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money, effort or personnel; or

        5.11.4 involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of the Company's business; or

        5.11.5 is a contract with any trade union or body or organisation representing its employees; or

        5.11.6 requires an aggregate consideration payable by the Company in excess of P20,000; or

        5.11.7 involves or is likely to involve the supply of goods by or to the Company the aggregate sales value of which will represent in excess of ten per cent. of the turnover of the Company for the last financial year; or

        5.11.8 requires the Company to pay any commission, finders fee, royalty or the like; or

        5.11.9 is in any way otherwise than in the ordinary and proper course of the Company's business.

5.12    Consequence of share acquisition by the Purchaser
        -------------------------------------------------

        The acquisition of the Shares of the Company by the Purchaser or the compliance with the terms of this Agreement will not:-

        5.12.1 cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with the Company not to continue to do so on the same basis as previously;

        5.12.2 relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

        5.12.3 result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity;

        and to the best of the knowledge and belief of the Vendors the attitude and custom of clients, customers and suppliers with regard to the Company will not be prejudicial affected thereby.

5.13    Investment Grants
        -----------------

        No investment grant paid to the Company is liable to be refunded in whole or in part in consequence of any action or omission of the Company.

5.14    Sureties
        --------

        No person other than the Company has given any guarantee of or security for any overdraft loan or loan facility granted to the Company.

5.15    Documents
        ---------

        All title deeds and agreements to which the Company is a party and other documents owned by or which ought to be in the possession of the Company are in the possession of the Company and are properly stamped.

5.16    DTI Grant
        ---------

        The Company is not under any liability to repay any grant made to it by the Departments of Trade and Industry or the Ministry of Technology under the Industrial Development Act 1966 or otherwise and no circumstances have arisen in which the Ministry of Technology or the Departments of Trade and Industry would or might be entitled to require the repayment of any such grant either in whole or in part.

6.      EMPLOYMENT

6.1     Directors
        ---------

        The particulars shown in the Second Schedule are true and complete and no person not named therein as such is a director or shadow director (as defined in Section 741 of the Companies Act 1985) of the Company.

6.2     Particulars of Employees
        ------------------------

        6.2.1 The particulars shown in the Schedule of Employees annexed to the Disclosure Letter show all remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each officer and employee of the Company or Associate of any such person and are true and complete and include particulars of all profit sharing incentive and bonus arrangements to which the Company is a party whether legally binding on the Company or not.

        6.2.2 Since the Balance Sheet Date no change has been made in the rate of remuneration, or the emoluments or pension benefits of any officer ex-officer or employee of the Company and no change has been made in the terms of engagement of any such officer or employee, and no additional officers or employees have been appointed.

        6.2.3 No present officer or employee of the Company has given or received notice terminating his employment except as expressly contemplated under this Agreement.

6.3     Service Contracts
        -----------------

        There is not outstanding any contract of service between the Company and any of its directors officers or employees which is not terminable by the Company without compensation (other than any compensation payable by statute) on three month's notice given at any time.

6.4     Pensions
        --------

        In this paragraph:

        6.4.1 "the Schemes" means the Money Purchase Scheme, details of which are set out in the Disclosure Letter.

        6.4.2 Other than the Schemes there is no arrangement to which the Company contributes or has contributed or may become liable to contribute under which benefits of any kind are payable to or in respect of any of its employees or former employees on retirement on death (whether accidental or not) or in the event of disability or sickness.

        6.4.3 The Company is not under any obligation or agreement (whether legally binding or not) to provide or procure the provision of benefits of the nature of those described in paragraph 5.4.2 above in respect of any of its employees or former employees save in accordance with the provisions of the Schemes.

        6.4.4 The Company is not making and has not made and will not before Completion make any ex gratia payments to any employee or former employee or to any spouse, child or dependant of any of them.

        6.4.5 There are no actuarial, consultancy, legal investment and other fees, charges or expenses due or accrued in respect of all of the Schemes.

        6.4.6 There are not in respect of any of the Schemes or the benefits thereunder any actions, or proceedings or claims pending or threatened against the employer or trustees and the Company is not aware of any fact or matter which may give rise to any such action or claim.

        6.4.7 Each of the Schemes has been formally approved by the Inland Revenue and treated by them as an exempt approved scheme under Chapter I Part XIV of ICTA and such approval has not been withdrawn and no action has been taken nor omission made by the Company or the Trustees of any of the Schemes which might lead to the withdrawal of such approval.

6.5     Disputes with Employees
        -----------------------

        The Vendors are not aware of any outstanding claim against the Company by any person who is now or has been an officer or employee of the Company or any dispute between the Company and a material number or class of its employees and no payments are due by the Company under the provisions of the Employment Protection (Consolidation) Act 1978 as amended by the Employment Act 1982.

7.      INDUSTRIAL PROPERTY RIGHTS

        The business of the Company as now carried on does not and is not likely to infringe any Industrial Property Right of any other person (or would not do so if the same were valid) or give rise to a liability to pay compensation pursuant to the Patents Act 1977 ss 40 and 41 and all licences to the Company in respect of any such protection are in full force and effect.

7.1 The Company has not (otherwise than in the ordinary and normal course of business) disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers.

7.2 The Company is not a party to any secrecy agreement or agreement which may restrict the use or disclosure of information.

7.3 Nothing has been done or omitted by any Group Company which would enable any licensee under a licence granted by a Group Company to be terminated or which in any way constitutes a breach of terms of any licence.

7.4 All Industrial Property Rights used or required by the Company in connection with its business are in full force and effect and are vested in and beneficially owned by it.

7.5 The Company is the sole beneficial owner of the Industrial Property Rights listed in the Disclosure Letter and (where registration is possible) the Company has been and is registered as proprietor, and each of those Rights is valid and enforceable, and none of them is being used, claimed, opposed or attacked by any other person.

7.6 No right or licence has been granted to any person by the Company to use in any manner or to do anything which would or might otherwise infringe any of the Industrial Property Rights referred to above; and no act has been done or omission permitted by the Company whereby they or any of them have ceased or might cease to be valid and enforceable.

8.      TAXATION

8.1     Administration
        --------------

        8.1.1 All notices, returns, computations and payments which should be or should have been given or made by the Company for any Taxation purpose have been given or made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is or is likely to be the subject of any dispute with the Inland Revenue, H.M. Customs & Excise or other Taxation or fiscal authority.

        8.1.2 All particulars furnished to the Inland Revenue or other Taxation authorities, in connection with the application for any consent or clearance on behalf of the Company, or affecting the Company, fully and accurately disclose all facts and circumstances material for the decision of those authorities; any consent or clearance is valid and effective; and any transaction, for which consent or clearance has previously been obtained, has been carried into effect (if at all) only in accordance with the terms of the relative application consent or clearance and the Company has not been a party to or otherwise involved in any transaction scheme or arrangement in respect of which clearance could have or should have been obtained.

        8.1.3 There are set out in the Disclosure Letter full details of any special arrangement (being an arrangement which is not based on a strict and detailed application of the relevant legislation or on generally published statements of practice or generally published extra statutory concessions) operated by the Company with the agreement of any Taxation Authority and the Company has not taken any action which has had, or might have, the result of altering, prejudicing or in any way disturbing any such arrangement which it has previously negotiated.

        8.1.4 The Company has not paid or become liable to pay any penalty or interest charged by virtue of the provisions of TMA or any other Taxation Statute.

        8.1.5 The Company has duly and punctually paid to the Inland Revenue or other appropriate authority all Taxation for which it is liable as a result of any act or omission prior to Completion and in particular:-

                (a) all Taxation deductible by the Company prior to the date hereof under Schedule E by virtue of the PAYE regulations from time to time in force or ICTA s.559;

                (b) all advance corporation tax due in respect of franked payments of the Company under ICTA s.14, and s.238 and
                        Schedule 13;

                (c) all National Insurance Contributions (both employer's and employees') due from the Company in respect of the employees of the Company;

                (d) all Taxation required to be deducted from any interest, annuity or other annual payment, rent or royalty pursuant to ICTA s.349 and 350; and

                (e) all Taxation required to be deducted from any other payments directed to be made as if those payments were payments to which ICTA s.349 applied.

        8.1.6 The Company has duly and punctually withheld, deducted or collected for payment (as appropriate) all Taxation which it has become liable to withhold deduct or collect for payment and is under no liability to pay any penalty or interest in connection with any Taxation at the date of this agreement or give any security for any such matter and the Company has if required by law so to do accounted for all such Taxation to the relevant Taxation Authority.

        8.1.7 The Company has not at any time been the subject of a discovery or investigation by any Taxation Authority and there are no facts to the Vendors knowledge information and belief which are likely to cause a discovery or investigation to be made.

        8.1.8 The Company is not liable as lessee or agent for any Taxation under the provisions of ICTA s.23.

8.2     Taxation claims, liabilities and reliefs
        ----------------------------------------

        8.2.1 There are set out in the Disclosure Letter with express reference to this clause full details of all matters relating to Taxation in respect of which the Company (either alone or jointly with any other person) has, or at Completion will have, an outstanding entitlement or obligation:-

                (a) to make any claim (including a supplementary claim) for relief under ICTA or any other Taxation Statute;

                (b) to make any election for one type of relief, or one basis system or method of Taxation, as opposed to another;

                (c)     to make any appeal against an assessment to Taxation;

                (d) to make any application for the postponement of Taxation;

                (e) to disclaim or require the postponement or reduction of any allowance;

                (f) to elect to treat any machinery or plant as a short-life asset within the provisions of CAA 1990 s.37 (Election for certain machinery or plant to be treated as short-life asset);

                (g) to submit any return or provide particulars or information to any Taxation Authority;

                (h)     to make any election under TCGA s.35.

        8.2.2 The Company has not made nor is entitled to make a claim under TCGA s.24(2) (Assets lost or destroyed, or whose value becomes negligible) or s.48 (Consideration due after time of disposal).

        8.2.3 The Company is not nor will become liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or any amount corresponding to Taxation) in consequence of the failure by any other person (other than the Company or its Subsidiaries) to discharge that Taxation or amount within any specified period or otherwise, where the Taxation or amount relates to a profit, income or gain, transaction, event, omission or circumstances arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.

        8.2.4 No relief (whether by way of deduction, reduction, set-off exemption, repayment or allowance, or otherwise) from, against or in respect of any Taxation has been claimed and/or given to the Company which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance to the Vendors knowledge information and belief arising or occurring at any time after Completion.

8.3     Distributions and deductibility of payments
        -------------------------------------------

        8.3.1 The Company has not since 5 April 1965 repaid, or agreed to repay or redeemed or agreed to redeem its share capital or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description.

        8.3.2 No security (within the meaning of ICTA s.254(1) (Interpretation of Part VI)) issued by the Company and outstanding at the date of this agreement was issued in such circumstances that the interest payable on it, or any other payment in respect of it, falls to be treated as a distribution under ICTA s.209 (Meaning of "distribution").

        8.3.3 No rents, interest, annual payments or other sums of an income nature paid or payable since the Balance Sheet Date by the Company or which the Company is under an obligation to pay in the future are or may be wholly or partially disallowable as deductions in computing profits or as charges against profits, for the purposes of corporation tax, by reason of the provisions of ICTA s.74 (General rules as to deductions not allowable) or ICTA s.75 (Expenses of Management: Investment Companies), ICTA
                s.338 (Allowance of charges on income and capital), ICTA s.770 (Sales, etc, at an undervalue or overvalue), ICTA ss.779 to 784 (Leased assets), ICTA s.787 (Restriction of relief for payments of interest), ICTA s.125 (Annual payments for non-taxable consideration) or otherwise.

        8.3.4 The Company has not received a capital distribution to which the provisions of TCGA s.189 (Capital distribution of chargeable gains: recovery of tax from shareholder) could apply.

        8.3.5 The Company has not, since the Balance Sheet Date, incurred expenditure which will not be wholly deductible in computing profits for Taxation purposes, as a trading expense, as an expense of management, as a charge on income, or in computing income for the purposes of Schedule A, except for expenditure on the acquisition of an asset to be held otherwise than as stock-in-trade, details of which are set out in the Disclosure Letter.

        8.3.6 The Company has not issued any share capital to which the provision of ICTA s.249 could apply.

        8.3.7 The Disclosure Letter contains particulars of all elections made by the Company under ICTA s.247 that are now in force; and the Company has not paid any dividend without advance corporation tax or made any payment without deduction of income tax in the circumstances specified in ICTA s.247(6) nor is any Taxation Authority entitled to make any recovery from the Company under ICTA s.247(7).

8.4     Carry forward of losses and ACT
        -------------------------------

        Nothing has been done, and no event or series of events has occurred, which might cause in relation to the Company the disallowance of the carry forward or carry back of losses excess charges or advance corporation tax under the provisions of ICTA s.393 (Losses other than terminal losses), ICTA s.393A (Losses set off against profits of the same or an earlier accounting period), ICTA s.768 (Change in ownership of company: disallowance of trading losses), ICTA s.768A (Change in
        Ownership: disallowance of carry back of trading losses), or ICTA s.245 (Calculation etc of ACT on change of ownership of Company).

8.5     Close Companies
        ---------------

        8.5.1 The Company is not and has never been a close investment holding company within the meaning of ICTA s.13A (close investment holding companies).

        8.5.2 No apportionment under ICTA s.423 (apportionment of undistributed income) has been made or threatened against the Company, nor are there any circumstances that could give rise to such an apportionment.

        8.5.3 The Company has, in respect of each accounting period ended on or before 31st March 1989 but within seven years prior to Completion, given full and accurate disclosure to the Inland Revenue of all material facts and circumstances and on that basis obtained written confirmation under ICTA paragraph 16(3) of Schedule 19 that no apportionment will be made under ICTA
                s.423 (apportionment of undistributed income).

        8.5.4 The Company is not, nor has ever been, liable to taxation under the provisions of ICTA ss.418 to 422 or paragraph 10 of Schedule 19, (close companies).

        8.5.5 The Company has never made any transfer of the kind described in TCGA s.125 (transfer of assets at undervalue).

        8.5.6 The Company has never made any transfer of value within the meaning of the IHTA.

        8.5.7 Neither the assets owned by nor the shares of the Company are subject to an outstanding Inland Revenue charge as defined in IHTA s.237.

        8.5.8 No circumstances exist, or but for IHTA s.204(6) would exist, such that a power of sale could be exercised in relation to any assets or shares of the Company pursuant to IHTA s.212 (contingent liability of transferee for unpaid capital transfer tax or inheritance tax).

8.6     Groups of Companies
        -------------------

        8.6.1 The Company and the Subsidiaries ("Group Companies") comprise a group for the purpose of ICTA s.402 (Group relief), and there is nothing in ICTA s.413 or s.410 (Arrangements for transfer of company to another group, or consortium) which precludes any Group Company from being regarded as a member of such group.

        8.6.2 The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief (as defined by ICTA s.402) to which the Company is or has been a party and:-

                (a) all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

                (b) the Company has not made nor is it liable to make any payment under such arrangement or agreement save as provided for in the Accounts; and

                (c) the Company has received all payments due to it under any such arrangement or agreement for all surrenders of group relief made by it.

        8.6.3 The Disclosure Letter contains particulars of all arrangements and agreements to which the Company is or has been a party relating to the surrender of advance corporation tax made or received by the Company under ICTA s.240 and:-

                (a) the Company has not paid nor is liable to pay for the benefit of any advance corporation tax which is or may become incapable of set off against the Company's liability to corporation tax; and

                (b) the Company has received all payments due to it under any such arrangement or agreement for all surrenders of advance corporation tax made by it.

        8.6.4 The Company has not made or received a payment for group relief or for the surrender of advance corporation tax which may be liable to be refunded in whole or in part.

        8.6.5 The Company does not own any asset which was acquired from another company which was at the time a member of the same group of companies (as defined in TCGA s.170 (Groups of companies: definitions) and which owned that asset otherwise than as trading stock within the meaning of TCGA s.173 (Transfers within a group: trading stock).

        8.6.6 The execution or completion of this Agreement will not result in any profit or gain being deemed to accrue to the Company for Taxation purposes, whether pursuant to TCGA s.178 and 179 (Company ceasing to be a member of a group) or otherwise.

        8.6.7 The Company has not held nor holds shares in a company which has made any such transfer as is referred to in TCGA s.125 (Shares in close company transferring assets at an undervalue); and the Company has not received any assets by way of gift as mentioned in TCGA s.282 (Gifts: recovery from donee).

        8.6.8 The Company has no interest in any company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom (TCGA s.13) (non-resident company).

8.7     Capital Allowances
        ------------------

        8.7.1 The aggregate book value of each of the assets of the Company, on which an entitlement to industrial building allowances or other allowances in respect of capital expenditure has arisen, in or adopted for the purpose of the Accounts does not exceed the aggregate residue of expenditure or written-down value attributable to such assets for the purposes of the CAA and the aggregate book value of plant and machinery allocated to pool of plant and machinery on which an entitlement to capital allowances has arisen does not exceed the written-down value of the qualifying expenditure in respect of each such pool under the CAA.

        8.7.2 All expenditure incurred by the Company on which it may incur under any subsisting commitment on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense of a trade carried on by the Company) for writing down allowances under CAA Part II (machinery and plant).

        8.7.3 Since the Balance Sheet Date nothing has happened as a result of which there may be made against the Company a balancing charge or any disposal value may be brought into account under CAA s.24 (writing down allowances and balancing adjustments) or there may be any recovery of excess relief within CAA ss.46 or 47 (recovery of excess relief) or a relevant event may occur within the meaning of CAA s.138 (scientific research).

        8.7.4 There is not, and there are no circumstances which could give rise to, any dispute between the Company and any other person as to the entitlement to capital allowances under CAA ss.51 to 59 (fixtures).

        8.7.5 The Company has not made any election under CAA s.37 (short life assets) nor has been taken to have made an election under CAA s.37(8)(c).

        8.7.6 No capital expenditure incurred or to be incurred by the Company has been or will be deemed, under the provisions of CAA s.159 (Time when capital expenditure is incurred), to have been or be incurred on a date other than that upon which the obligation to pay the expenditure became or becomes unconditional.

        8.7.7 No election has been made by the Company under CAA s.53 (Expenditure incurred by equipment lessor) or CAA s.55 (Expenditure incurred by incoming lessee: election to transfer right to allowances) in relation to any fixtures.

8.8     Transactions not at arm's length
        --------------------------------

        8.8.1 The Company has not carried out or been engaged in, any transaction or arrangement to which the provisions of ICTA s.770 (Sales, etc, at an undervalue or overvalue) have been or may be applied.

        8.8.2 The Company does not own nor has agreed to acquire any asset, or has received or agreed to receive any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value or determined otherwise than on an arm's length basis.

        8.8.3 The Company has not disposed of or acquired any asset in such circumstances that the provisions of TCGA ss.17 or 19 (Disposals and acquisitions treated as made at market value) could apply.

        8.8.4 The Company has not, since the Balance Sheet Date engaged in any transaction in respect of which there may be substituted for any purpose of Taxation a different consideration for the actual consideration given or received by it.

8.9     Capital Gains
        -------------

        8.9.1 The book value in or adopted for the purposes of the Accounts as the value of each of the assets of the Company on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount deductible under TCGA s.38 (expenditure: general) (excluding any indexation allowance) in respect of each such asset.

        8.9.2 No debt owed to the Company would on its disposal give rise to a chargeable gain by reason of TCGA s.251 (disposals otherwise than as original creditor).

        8.9.3 No benefit under any policy of assurance has been acquired by the Company which would on its disposal give rise to a chargeable gain by reason of TCGA s.210 (disposals otherwise than as original beneficial owner).

        8.9.4 The Company does not have an interest in any assets which are wasting assets within TCGA s.44 (wasting assets) and which do not qualify for capital allowances.

        8.9.5 The Company has not made nor is entitled to make any claims under any of TCGA ss.23, 35, 152, 153, 154, 165, 172, 175, 229,
                242, 243 or 247 insofar as such claims affect or would affect the chargeable gain or allowable loss which would arise on a disposal by the Company of any of its assets.

        8.9.6 The Company has not made nor is it entitled to make any claim or election under either of TCGA s.24 (assets lost or destroyed) or TCGA s.161 (appropriations to or from stock). The Company has not, since the Balance Sheet Date, appropriated any asset forming part of its trading stock for any other purpose.

        8.9.7 The Company has not since the Balance Sheet Date disposed of nor acquired any asset in circumstances such that the provisions of TCGA s.17 (disposals and acquisitions treated as made at market value) could apply.

        8.9.8 The Company has not since the Balance Sheet Date been a party to any deprecatory transactions for the purpose of TCGA s.176 (transactions in a group) or which could be treated as a deprecatory transaction under TCGA s.177 (dividend stripping).

        8.9.9 The Company has not since the Balance Sheet Date been a party to any value shifting arrangements under any of TCGA ss.29, 30 or 34 (value shifting).

        8.9.10 No disposal of any assets or of any interest in assets in a territory outside the United Kingdom has been made in respect of which any claim under TCGA s.279 (foreign assets, delayed remittances) has been made or is available to the Company.

        8.9.11 The Company has not made nor is entitled to make any claim under TCGA s.48 (consideration due after time of disposal) to pay by instalments tax on chargeable gains.

        8.9.12 The Company does not have any interest in either a controlled foreign company or an offshore fund as defined respectively in ICTA Chapters IV and V of Part XVII.

        8.9.13 No part of the consideration given by the Company for a new holding of shares (within the meaning of TCGA s.126 (Application of ss.127 to 131)) will be disregarded by virtue of the proviso to TCGA s.128(2) (Consideration given or received by holder).

        8.9.14 No asset owned by the Company has been the subject of a deemed disposal under TCGA Schedule 2 (Assets held on 6th April 1965), so as to restrict the extent to which the gain or loss over the period of ownership may be apportioned by reference to straight-line growth.

        8.9.15 The Company has not been a party to any election made pursuant to the provisions of ICTA s.108.

        8.9.16 There are set out in the Disclosure Letter full details of any elections made pursuant to TCGA s.35 and all assets owned by the Company to which the provisions of TCGA s.36 and Schedule 4 could apply.

8.10    Tax avoidance
        -------------

        8.10.1 The Company has not engaged in or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or a reduction in liability to Taxation; and, in particular but without limitation, the Company has not at any time been a party to or otherwise involved in any transaction to which any of the following provisions could apply:-

                (a)     ICTA ss.729 to 737 (Tax avoidance: securities);

                (b) ICTA s.774 (Transactions between dealing company and associated company);

                (c) ICTA ss.779-780 (Sale and lease-back: limitation on tax reliefs and taxation of consideration received);

                (d) ICTA ss.781-785 (Assets leased to traders and others etc);

                (e) ICTA ss.786 (Transactions associated with loans or credit);

                (f) CAA 1990 s.75 (Capital allowances: effect of sales between connected persons, sale and leaseback, etc);

                (g)     FA 1972 s.76 (Securities bought with borrowed money);

                (h) ICTA s.240 (Set-off of company's surplus advance corporation tax against subsidiary's liability to corporation tax);

                (i) ICTA s.410 (Arrangements for transfer of company to another group etc); s.395 (Leasing contracts and company reconstructions); and s.116 (Partnerships involving companies: arrangements for transferring relief);

                (j) TCGA s.106 (Disposal of shares and securities within prescribed period of acquisition);

                (k)     TCGA s.29 (Value shifting);

                (l)     CAA 1990 s.22 (First Year Allowances).

        8.10.2 The Company has not been a party to any transaction to which any of the following provisions has been or could be applied other than transactions in respect of which all necessary consents or clearances have been obtained:-

                (a) TCGA s.139(5) Company reconstruction or amalgamation: transfer of assets);

                (b) ICTA ss.703 to 709 (Cancellation of tax advantages from certain transactions in securities);

                (c) ICTA s.776 (Transactions in land: taxation of capital gains);

                (d) TCGA ss.135, 136 and 137 (Company reconstructions and amalgamations);

                (e)     ICTA s.213 to 218 (exempt distributions);

                (f) ICTA s.765 (Migration etc of companies) or ICTA s.766 (Offences under Section 765);

                (g)     ICTA s.219 to 224 (Purchase of own shares).

8.11    Depreciatory transactions
        -------------------------

        No allowable loss, which may accrue on the disposal by the Company of any asset, is likely to be reduced by reason of the provisions of TCGA
        s.176 (Transactions in a group) or TCGA s.177 (Dividend stripping) and no chargeable gain or allowable loss arising on a disposal is likely to be adjusted in accordance with TCGA s.30 (Value shifting: further provisions).

8.12    Overseas
        --------

        8.12.1 The Company is not nor has it within the last six years been entitled to receive any income which is 'unremittable income' within the meaning of ICTA s.584 (Relief for unremittable overseas income), or made any gain to which the provisions of TCGA s.279 (Foreign assets: delayed remittances) could apply.

        8.12.2 The Company has not ceased to be resident in the United Kingdom other than in pursuance of a Treasury Consent and could not and is not considered to be resident in a territory outside the United Kingdom.

8.13    Demergers and purchase of own shares
        ------------------------------------

        8.13.1 The Company has not been engaged in or been a party to any of the transactions set out in ICTA s.213 to 218 (Demergers) nor has it made or received a chargeable payment as defined in ICTA s.214(2).

        8.13.2 The Company has not at any time since 15th June 1982 redeemed, repaid or purchased or agreed to redeem, repay or purchase, any of its own shares.

        8.13.3 The Company is and has been throughout the last six years resident in the United Kingdom for Taxation purposes and has throughout that period traded only in the United Kingdom and been in receipt only of UK source income and gains.

8.14    Sale and leaseback of land
        --------------------------

        The Company has not since the Balance Sheet Date entered into any transaction to which the provisions of ICTA s.780 (Sale and lease-back: taxation of consideration received) have been or could be applied.

8.15    Securities
        ----------

        The Company has not at any time since 13th March 1984 owned or issued any deep discount security within the meaning of ICTA Schedule 4, any deep gain security within the meaning of FA 1989 Schedule 11, any qualifying corporate bond within the meaning of TCGA s.116 or any relevant discounted security within the meaning of FA 1996 Sch.13.

8.16    Capital losses
        --------------

        The Company has not incurred a capital loss to which the provisions of TCGA s.18(3) and (4) (Transactions between connected persons) are applicable.

8.17    Value Added Tax
        ---------------

        8.17.1 The Company is not and has never been treated for the purposes of VATA s.43 (groups of companies) as a member of a group.

        8.17.2 The Company is a registered and taxable person for the purposes of the VATA and has complied with and observed in all respects the terms of all legislation, (which expression shall for the purposes of this sub-clause 17 include reference to all regulations, orders, provisions, directions, conditions and notices) relating to Value Added Tax and the Company has maintained and obtained accounts, records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of Value Added Tax which are complete, correct and up-to-date.

        8.17.3  The Company:-

                (a) is not, nor in the two years prior to Completion has been, in arrears with any payments or returns or notifications under the legislation relating to Value Added Tax, or liable to any forfeiture penalty, interest or surcharge or to the operation of any penalty, interest or surcharge provisions contained in the same;

                (b) has not in the two years prior to Completion received a surcharge liability notice under VATA s.59 (default surcharge) or a penalty liability notice under VATA s.64 (persistent misdeclarations).

                (c) has not been required by HM Commissioners of Customs & Excise to give security;

                (d) is not, and has not agreed to become, an agent, manager or factor for the purposes of VATA s.47 (agents etc) of any person who is not resident in the United Kingdom;

                (e) has not on or prior to the date hereof, nor will before Completion make any supplies that are exempt supplies; and

                (f) or any other company which is or has been a member of the same group of companies as the Company has not on or prior to the date hereof, nor will before Completion, make any election pursuant to VATA Schedule 10 paragraphs 2 and 3 which has or may have or have had the effect of waiving any exemption from Value Added Tax in relation to any property in which the Company has or will have before Completion any interest or any part thereof (having regard to paragraphs 3(3) and (4) of the said Schedule 10 ) or which may otherwise have or have had the effect of rendering Value Added Tax payable or chargeable in respect thereof.

                (g) is not for the purposes of VATA Schedule 10 paragraph 5(5) (developers of certain non-residential buildings etc) the developer of any building or work in respect of which the Company has not made an election under VATA
                        Schedule 10 paragraph 2(1).

        8.17.4 The Company has not since the Balance Sheet Date been, and will not prior to Completion be, treated as having made any supply of goods or services for the purposes of Value Added Tax where no supply has in fact been made by the Company, including without limitation, deemed supplies under any of the following provisions: VATA s.8 (supplies received from abroad); VATA s.44 (supplies to groups); VATA paragraph 6 of Schedule 10 (developers self supply); Value Added Tax (Self Supply of Construction Services) Order 1989 paragraph 3 (self supply of construction services);

        8.17.5 The Company is not approved for the purposes of the Customs Duties (Deferred Payment) Regulations 1976 (deferral of duty on imports).

        8.17.6 The Company is not the owner of any capital item to which Part XV of the Value Added Tax (General) Regulations 1995 (adjustments to the deduction of input tax on capital items) applies or will apply.

        8.17.7 No document has left the possession of the Company which, if improperly used by a third party, would lead to any liability on its part to pay any amount of Value Added Tax under VATA
                Schedule 11 paragraph 5 (Recovery of tax, etc) which but for such use would not have been payable by it.

        8.17.8 The Company is not the owner of, and has not contracted (nor will it prior to completion contract) to acquire, goods which are or will become "free zone goods" for the purposes of the Free Zone Regulations 1984.

        8.17.9 The Company has not incurred, nor will it before Completion by act or omission bring about the likelihood of incurring to the Vendors knowledge information and belief a liability to Taxation in a country other than the

                United Kingdom, the recovery of which would depend upon the existence of and compliance with legislation or regulations in that country.

        8.17.10 The Company has not made or received any supplies in respect of which there may be substituted for Value Added Tax purposes a different consideration from the actual consideration given or received by it.

8.18    Stamp Duties
        ------------

        8.18.1 There is no instrument which is necessary to establish the Company's title to any right or asset which is liable to stamp duty in the United Kingdom or elsewhere but which has not been duly stamped or which would attract stamp duty if brought within the relevant jurisdiction.

        8.18.2 The Company has complied in all respects with the provisions of FA 1986 Part IV (stamp duty reserve tax) and with any regulations made under the same and the Company is not and will not become liable to pay stamp duty reserve tax by reference to any agreement which falls within the terms of FA 1986 s.87(1) and which is entered into prior to Completion.

        8.18.3 The Company has not made any claim for relief or exemption under FA 1930 s.42 (Relief from transfer stamp duty in case of transfer of property as between associated companies) or under FA 1986 ss.75 to 77 (reconstructions and acquisitions) nor of capital duty under FA 1973 Schedule 19 Part III (Stamp duty on documents relating to chargeable transactions of capital companies) or under any other statute and practice statement or regulation of the Inland Revenue or any other fiscal authority.

8.19    Employees
        ---------

        8.19.1  The Company has received no notifications or notices under ICTA
                s.166 (benefits in kind: notices of nil liability).

        8.19.2  The Company does not operate any scheme approved under ICTA
                s.202 (charities: payroll deduction scheme) or registered under ICTA Chapter III of Part V (profit-related pay).

        8.19.3 There are set out in the Disclosure Letter full details of all schemes under which any officer or employee of the Company participates under ICTA

                Sch.9 (approved share option and profit sharing schemes) or is a beneficiary or potential beneficiary of a qualifying employee share ownership trust as defined in FA 1989 Sch.5 (employee share ownership trusts) or any other trust or scheme established for the benefit of employees of the Company.

        8.19.4 All schemes and trusts operated by the Company for the benefit of its officers and employees have been properly established and administered in accordance with the rules thereof and any relevant Taxation Statute.

        8.19.5 Since the Balance Sheet Date the Company has not received any payment to which ICTA s.601 to 603 applies (pension scheme surpluses: payments to employers).

        8.19.6 All sums payable under the existing arrangements for remuneration of officers and employees and rewarding persons rendering services to the Company are deductible for the purposes of ICTA s.74 or 75 (deductions).

        8.19.7 There are set out in the Disclosure Letter full details of any payments made by the Company in the six years prior to Completion to which the provisions of ICTA s.148 and/or s.188 applied or could have applied, such details to include the dates and amounts of the payments and the respective ages of all officers and employees receiving such payments at the time such payments were made.

9.      PROPERTIES

9.1     Title
        -----

        9.1.1 The particulars of the Properties shown in the Fourth Schedule are true and correct and the owner shown therein has good and marketable title to and exclusive occupation of each Property which it is said to own.

        9.1.2 There is appurtenant to each Property all rights and easements necessary for its use and enjoyment for the Company's business.

        9.1.3 The Properties comprise all the freehold and leasehold property owned, occupied or otherwise used in connection with its business by the Company.

        9.1.4   The Company is the legal and beneficial owner of the Properties.

        9.1.5 The Properties are only occupied by the Company and there are no third parties on any part of the Properties, either as licensees trespassers or squatters in respect of the whole or any part or parts of the Properties.

9.2     Encumbrances and Restrictions
        -----------------------------

        9.2.1 The Properties are free from any mortgage, debenture, charge, rent charge lien or any other Encumbrance securing the repayment of monies or other obligation or liability of either the Company or any other party.

        9.2.2 The Properties are not subject to any outgoings other than the general rates, water rates and insurance premiums and rent and service charges and the rent and service charges are paid up to the date hereof.

        9.2.3 The Properties are not subject to any restrictive covenants, stipulations, easements, way-leaves, licences, grants, restrictions, over-riding interests or other such rights vested in third parties.

        9.2.4 The leases of the leasehold properties contain no onerous covenants affecting freedom of alienation and no right on the part of any Landlord to terminate the Lease except in the event of default.

        9.2.5 No Property is subject to any option, right of pre-emption or right of first refusal.

        9.2.6 All the covenants restrictions and stipulations contained in any Lease demising or affecting any Property have been observed and performed and the Vendors are not aware of any circumstance whereby the Landlord could serve a notice on the Tenant under any such Lease and further each Landlord has performed his or its covenants and obligations pursuant to the relevant lease by which the relevant Property was demised.

9.3     Planning
        --------

        9.3.1 The use of each Property is the permitted use for the purpose of The Town and Country Planning Act 1971 to 1977.

        9.3.2 Compliance has been made with all applicable statutory and bye-law requirements with regard to the Properties to the Vendors knowledge information and belief and in particular (but without limitation) with the requirements as to Public Health Acts The Housing Acts, The Highway Acts, Offices Shops and Railway Premises Acts 1963, The Factory Acts, The London Building Acts and it is confirmed that there are no outstanding unobserved or unperformed obligations with respect to the Properties necessary to comply with the requirements of the competent Authority exercising statutory or delegated powers.

9.4     Adverse Orders
        --------------

        9.4.1 There are no Compulsory Purchase Notices, Orders or Resolutions affecting the Property nor to the best of the knowledge and belief of the Vendors and the Company are there any circumstances likely to lead to any such orders being made.

        9.4.2 There are no closing or demolition or clearance orders enforcement notices or stop notices affecting the Properties nor to the best information and belief of the Vendors and the Company are there any circumstances likely to lead to any being made.

9.5     Condition of the Properties
        ---------------------------

                There are no disputes with regard to the ownership of any boundary walls and fences, any easements, rights, means of access, covenants, restrictions, way-leaves or licences affecting the Properties.

9.6     Environmental Pollution
        -----------------------

        9.6.1 The Properties have not in the past been used, nor are the Vendors aware of the use of any neighbouring land:-

                (a) for any industrial process, storage, dumping, transit, storage, lagooning or otherwise in relation to toxic waste;

                (b) as land-fill or for any other dumping or materials which may potentially lead to the production of methane, carbon dioxide or any other gaseous emissions.

        9.6.2 The Vendors are not aware of any pollution of the ground water or any aquifer beneath the Properties or any neighbouring property of toxic waste, sewage or any other noxious substance being a known or potential hazard to health or otherwise.

        9.6.3 The Vendors are not aware of any intention or possible intention on the part of the local authority to enter details of the Properties or any neighbouring property under Section 143 of the Environmental Protection Act 1990 upon any statutory register of land which may be contaminated.

        9.6.4 The Vendors are not aware of any actual intended or possible proceedings by an aggrieved person under Section 82 of the Environmental Protection Act 1990 or any equivalent legislation in relation to any matters affecting the Properties or any neighbouring property.

        9.6.5 The Vendors have no reason for believing or suspecting that any potential liability or detriment arising from pollution or related environmental matters, whether of the Properties or neighbouring property, may attach to the owners or occupiers of the Properties at present or at any foreseeable future date.

        9.6.6 The Vendor has supplied details of all reports, inspections, surveys and investigations available to the Vendor in respect of pollution or related environmental matters affecting the Properties or neighbouring property.

10.     GENERAL

10.1    Material Disclosure
        -------------------

        10.1.1 The contents of the Disclosure Letter and of all accompanying documents are true and accurate in all material respects and fully, clearly and accurately disclose every matter to which they relate.

        10.1.2 The Vendors (after having made reasonable enquiry) are not aware of any other fact or matter which renders any of the information referred to in Warranty 10.1.1 above misleading.

10.2    Loans to Vendors
        ----------------

        There are not outstanding:-

        10.2.1 any loans made by the Company to the Vendors and/or any director of the Company and/or any Associate of the Vendors or of any such director;

        10.2.2 any debts owing to the Company by the Vendors and/or any director of the Company and/or Associate of the Vendors or of any such director;

        10.2.3 any debts owing by the Company other than debts which have arisen in the ordinary course of business; and

        10.2.4  any securities for any such loans or debts as aforesaid.

10.3    Net Asset Value
        ---------------

        The value of the net tangible assets of the Company at Completion determined in accordance with the same accounting policies as those applied in the Accounts (and on the footing that each of the fixed assets and investments is valued at a figure no greater than the value attributed to it in the Accounts or in the case of any of the said fixed assets acquired by the Company after the Balance Sheet Date at a figure no greater than cost) will not be less than the value of the net tangible assets of the Company at the Management Accounts Date as shown in the Management Accounts.

10.4    Investment, associations and branches
        -------------------------------------

        The Company:-

        10.4.1 is not the holder or beneficial owner of and has not agreed to acquire any class of the share or other capital of any other company or corporation (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries;

        10.4.2 is not and has not agreed to become a member of any partnership, joint venture, consortium or other unincorporated association;

        10.4.3 has no branch outside England and no permanent establishment (as that expression is defined in the respective Double Taxation Relief Orders current at the date hereof) outside the United Kingdom.

                                SEVENTH SCHEDULE
                                ----------------

                            TAX INDEMNITIES: CLAUSE 7
                            -------------------------

1.      INDEMNITY

1.1 SUBJECT as hereinafter provided the Vendor hereby agrees to pay to the Purchaser an amount equal to:-

        1.1.1   any Liability to Taxation; and

        1.1.2 any depletion or reduction in value of the assets or increase in the liabilities of either the Company or the Purchaser as a result of or in consequence of any Liability to Taxation resulting from or by reference to any income profits or gains earned accrued or received on or before Completion or any Event occurring or pursuant to any Taxation Statute deemed to occur on or before Completion whether alone or in conjunction with other Events or circumstances (provided that if other Events or circumstances occur after Completion they be within the ordinary course of business of the Company) and whether or not such Taxation is chargeable against or attributable to any other person.

1.2 The liability of the Vendors shall be joint and several and shall bind their respective successors and personal representatives.

2.      VAT INDEMNITY

        Without prejudice to paragraph 1 above the Vendor hereby agrees to pay to the Purchaser an amount equal to any Liability to Taxation of the Company as a result of its being treated as a member of the same group as any other body corporate for the purposes of VATA s43 during any prescribed accounting period as defined in VATA s25(1) which ended on or prior to or was current at Completion and the next following prescribed accounting period together with all costs and expenses incurred and payable by the Company in connection with any such Liability to Taxation.

3.      EXCLUSIONS

3.1 The Indemnities contained in this Schedule do not cover any Liability to Taxation:-

        3.1.1 to the extent that provision or reserve (not being a deferred taxation reserve) specifically in respect thereof has been made in the Accounts; or

        3.1.2 for which the Company is or may become wholly or primarily liable as a result of transactions in the ordinary course of business after the Balance Sheet Date.

3.2 Without prejudice to the generality of paragraph 3.1.2 above the following shall not be regarded as being within the ordinary course of business of the Company for the purpose of this Schedule:

        3.2.1 any Taxation arising under Part XVII Income and Corporation Taxes Act 1988 (Tax Avoidance);

        3.2.2 any Taxation arising in connection with any distribution (as defined in Part VI Income and Corporation Taxes Act 1988) or any deemed distribution;

        3.2.3 any Taxation arising in respect of the acquisition disposal or supply of any assets goods services or business facilities for a consideration deemed for Taxation purposes to be in excess of that actually given or received;

        3.2.4   any disposal or deemed disposal of chargeable assets.

4.      MITIGATION

4.1 The Vendor shall be liable under the indemnities contained in paragraphs 1 and 2 hereof notwithstanding any Reliefs which may be available to any person entitled to the benefit of the indemnities to set against or otherwise mitigate any Liability to Taxation so that the indemnities contained in this Schedule shall take effect as though no such Reliefs were available.

4.2 If any provision for Taxation (not being a provision for deferred taxation) contained in the Accounts shall at the request and expense of the Vendor and to the satisfaction of the Purchaser's Auditors prove to be an over-provision the amount so over-provided shall be set off against the liability (if any) of the Vendor under the provisions of this Schedule.

5.      DISPUTES AND CONDUCT OF CLAIMS

5.1 If the Purchaser or the Company shall become aware of a Claim relevant for the purposes of this Schedule the Purchaser shall or shall procure that the Company will as soon as reasonably practicable give written notice thereof to the Vendor at the address given.

5.2 If the Vendor shall indemnify and secure the Purchaser and the Company to their reasonable satisfaction against any liabilities costs or expenses which may be incurred thereby including any additional Liability to Taxation the Purchaser shall or shall procure that the Company will take such action as the Vendor may reasonably request in writing to avoid resist appeal dispute or compromise the Claim (a Claim where action is so requested being hereinafter referred to as a "Dispute").

        PROVIDED ALWAYS THAT the Purchaser shall not be obliged to nor be required to procure that the Company shall take any such action if having given the Vendor written notice of the receipt of such assessment the Purchaser has not within 15 days thereafter received written instructions from the Vendor in accordance with the preceding provisions of this sub-paragraph to do so.

5.3 Notwithstanding that the conduct of a Dispute may be dealt with in accordance with the Vendor's request under sub-paragraph 5.2 above:

        5.3.1 the Company and the Purchaser shall be kept fully informed of all matters pertaining thereto and shall be entitled to receive copies of all correspondence pertaining thereto;

        5.3.2 all communications pertaining to the Dispute which are to be transmitted to the Inland Revenue H.M. Customs & Excise or any other appropriate statutory or governmental authority or body shall first be transmitted to the Purchaser and the Company for approval and shall only be finally transmitted if such approval is given;

        5.3.3 the Vendor shall make no settlement or compromise of the Dispute without the prior approval of the Purchaser.

5.4 Notwithstanding the foregoing provisions of this paragraph at all times during the conduct of a Dispute the Purchaser shall have the option exercisable by notice in writing to the Vendor to refuse to take or procure the taking of such action as the Vendor may request in accordance with 5.2 above after 14 days from the date of the notice if previously the Vendor has not taken steps properly and effectively to conduct the said Dispute.

6.      PAYMENTS

6.1 The Vendor will make payments to the Purchaser under the provisions of this Schedule in full in cleared funds and without any deduction whatsoever save as may be required by law as follows:

        6.1.1 where the Company is due to make an actual payment of Taxation to which this Schedule relates five days before that payment is due;

        6.1.2 in the case of the nullification cancellation or set-off of a right to repayment of Taxation the date on which that repayment would have been due;

        6.1.3 in the case of the loss counteraction nullification disallowance or claw-back of any Relief (other than a right to repayment of Taxation) the date on which the Company is required to make an actual payment of Taxation which it would not have been required to make but for the loss counteraction nullification disallowance or claw-back of that Relief;

        6.1.4 in the case of costs and expenses incurred by the Purchaser or the Company in connection with any Liability to Taxation or any other matter not dealt with elsewhere in this paragraph 6 three days after the service by the Purchaser of a notice containing a written demand therefor.

6.2 Where there is or has been a Dispute and the Dispute relates to a Claim where the Taxation the subject matter thereof has to be paid before the action requested by the Vendor in respect of the Claim can effectively be taken payment in respect thereof shall be made by the Vendor in full in cleared funds three days before such Taxation must be paid to enable the Purchaser to comply with the Vendor's request.

7.      TAXATION OF CLAIMS

        In the event of any payment pursuant to this Schedule being liable to Taxation in the hands of the Purchaser the amount of any such Liability to Taxation shall be deemed to be increased so as to ensure that the amount received by the Purchaser shall after

        Taxation be equal to that which would have been received had the payment not been subject to Taxation.

8.      INTEREST

        In the event that any payment pursuant to this Schedule has not been received by the Company or the Purchaser by the date for payment in accordance with paragraph 7 of this Schedule interest shall be payable to the Purchaser as appropriate in respect of the sum unpaid at a rate of 2% above Barclays Bank PLC base rate for the time being in force calculated on a daily basis.

                                NINTH SCHEDULE
                                --------------

The parties to this Agreement agree one with the other so as to qualify the terms of this Agreement as follows:

1. Any breach of the Warranties or Tax Indemnities or misstatement of fact by the Vendors shall not give rise to a right on the part of the Purchaser to rescind or terminate this Agreement after Completion.

2. No proceedings for any claim under the Warranties or the Tax Indemnities shall be instituted unless such proceedings shall be in respect of a claim or claims totalling (together with the amount of any such claims previously made) in excess of US$1,650,000.

3. The liability of the Vendors under the Warranties and Tax Indemnities shall not in any event exceed in aggregate US$1,650,000.

4. The Vendors shall not be liable in respect of any Claim or Warranty Claim unless the amount of such liability exceeds the sum of US$3,000 and any liability the amount of which does not exceed such sum shall be disregarded in calculating the aggregate amount of liabilities in respect of Claims or Warranty Claims for the purposes of clause 2 of this Schedule.

5.1 The Vendors shall not be liable in respect of any Claim or Warranty Claim unless written notice thereof (containing at least a general description of the matters alleged to give rise thereto) has been served on it on or before the earlier of (i) the first anniversary of the date of Completion or (ii) the issue of the statutory report in relation to the Company's accounts for the fiscal year ending
        30 June 1997.

5.2 Where written notice of a Claim or Warranty Claim has been served on the Vendor within the period appropriate to such Claim or Warranty Claim in accordance with the provisions of clause 5.1 but liability in respect of such Claim or Warranty Claim has not been accepted or finally determined within one year from the date of service of such written notice the Vendor shall not be liable in respect of such Claim or Warranty Claim unless bona fide legal proceedings in respect thereof have been issued and served upon the Vendor within such one year period.

6. The Vendor shall not be liable in respect of any Warranty Claim if and to the extent of which:

        6.1 specific provision reserve or allowance has been made in the Management Accounts for any liability which is the subject matter of such Warranty Claim; or

        6.2 the discharge of any liability of the Company or the Subsidiaries which is the subject matter of such Warranty Claim has specifically been taken into account and identified in the Management Accounts; or

        6.3 the subject matter of such Warranty Claim has been or is made good including (without limitation) the receipt by the Company the Subsidiaries or the Purchaser of compensation relating to the subject matter of such Warranty Claim under the terms of any policy of insurance; or

7. The Vendor shall not be liable in respect of any Claim if and to the extent of which:

        7.1 such Claim would not have arisen but for a voluntary act transaction or omission of the Company the Subsidiaries or the Purchaser after Completion otherwise than in the ordinary course of business; or

        7.2 such Claim would not have arisen but for any change or changes in legislation (including without limitation any increase in rates of Taxation) or in the practice of the Inland Revenue or HM Customs and Excise or any other Taxation authority (in the United Kingdom or elsewhere) occurring after Completion whether or not such change or changes purport to be retrospectively effective in whole or in part; or

        7.3 such Claim would not have arisen but for the making of this Agreement or but for any act, transaction or omission required under the terms of this Agreement or under the provisions of any legislation; or

        7.4 such Claim arises by virtue of any change in the bases upon which the Accounts of the Company or the Subsidiaries after Completion are prepared and/or in the policies or practice adopted in the preparation of such accounts.

8. If the Vendors make payment in respect of any Claim and the Purchaser the Company or the relevant Subsidiary subsequently recovers from a third party (including without limitation the Inland Revenue HM Customs and Excise or any other Taxation authority) a sum which is referable to the subject matter of such Claim the Purchaser shall forthwith repay to the Vendors the amount paid by it in respect of such Claim.

9. The Purchaser may not bring a Claim or Warranty Claim more than once in respect of the same or substantially the same set of facts and may not bring such Claim or Warranty Claim to the extent that a deduction has been made under Clause 3.3 of the Agreement. .

10. Without prejudice to the liability of the Vendors in respect of any Warranty Claim:

        10.1 the Purchaser shall notify the Vendors of any claim against the Purchaser and shall procure the Company and the Subsidiary to notify the Vendors of any claim against the Company or the Subsidiary in respect of which (if valid) a Warranty Claim would lie against the Vendors forthwith within a reasonable period of the Purchaser or (as the case may be) the Company or the Subsidiary becoming aware of the same.

        10.2 the Vendors shall be kept fully informed of all steps proposed to be taken by the Purchaser and the Purchaser shall not and shall procure that the Company and the Subsidiary shall not admit settle or discharge any such assessment or claim without the Vendors having first been notified of the proposals and having been given an opportunity to comment on same.

11. Nothing in the Agreement or in the Warranties shall be deemed to relieve the Purchaser from a duty to the Vendors to mitigate their loss.

12. Any payment made by the Vendors hereunder shall be by way of reduction of the Consideration paid for the Shares.

SIGNED by DR RICHARD KAY                )
in the presence of:                     )        /s/ Richard Kay
                                                 ---------------



SIGNED by JANET ANN KAY                 )
in the presence of                      )        /s/ Janet Kay
                                                 -------------






SIGNED by                               )
for and on behalf of                    )
PAREXEL INTERNATIONAL                   )
CORPORATION                             )
in the presence of:-                    )        /s/ Barry R. Philpott
                                                 ---------------------